                                                                    Exhibit 10.4





                ================================================


                           LOAN AND SECURITY AGREEMENT

                ================================================



                         BANKBOSTON RETAIL FINANCE INC.
                                    AGENT FOR
                          THE LENDERS REFERENCED HEREIN

                ================================================





                ================================================


                               MSS-DELAWARE, INC.
                                  THE BORROWER

                ================================================

                                  July 31, 1998

                                                                    Exhibit 10.4

                               TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS:..............................................       2

ARTICLE 2 - THE REVOLVING CREDIT:.....................................      28
      2-1.     Establishment of  Revolving Credit.....................      28
      2-2.     Initial Reserves, Changes to Reserves..................      30
      2-3.     Advances in Excess of Borrowing Base...................      31
      2-4.     Risks of Value of Collateral...........................      31
      2-5.     Loan Requests..........................................      32
      2-6.     Making of Loans Under Revolving Credit.................      34
      2-7.     The Loan Account.......................................      34
      2-8.     The Revolving Credit Notes.............................      35
      2-9.     Payment of The Loan Account............................      36
      2-10.    Interest Rates. .......................................      37
      2-11.    Commitment Fee.........................................      37
      2-12.    Agent's Fee............................................      38
      2-13.    Line (Unused) Fee......................................      38
      2-14.    Early Termination Fee..................................      38
      2-15.    Concerning Fees........................................      38
      2-16.    Agent's and Lenders' Discretion........................      38
      2-17.    Procedures For Issuance of L/C's.......................      39
      2-18.    Fees For L/C's.........................................      40
      2-19.    Cash Collateralization of L/Cs.........................      40
      2-20.    Concerning L/C's.......................................      41
      2-21.    Changed Circumstances..................................      43
      2-22.    Increased Costs........................................      44
      2-23.    Lenders' Commitments...................................      45
      2-24.    Replacement of Certain Lenders.........................      46

ARTICLE 3 - CONDITIONS PRECEDENT:.....................................      47
      3-1.     Corporate Due Diligence................................      48
      3-2.     Opinion................................................      48
      3-3.     Additional Documents...................................      48
      3-4.     Officers' Certificates.................................      48
      3-5.     Representations and Warranties.........................      48
      3-6.     Minimum Excess Availability at Time of Initial
               Advance................................................      48
      3-7.     All Fees and Expenses Paid.............................      48
      3-8.     Acquisition and Anticipated Merger Consummated.........      49
      3-9.     Borrower's Assets......................................      49
      3-10.    Lien Search............................................      49
      3-11.    Perfection of Collateral...............................      49
      3-12.    Insurance..............................................      49
      3-13.    Sourcing Agreement.....................................      50
      3-14.    No Suspension Event....................................      50
      3-15.    No Adverse Change......................................      50

                                                                    Exhibit 10.4


ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
      4-1.     Payment and Performance of Liabilities.................      50
      4-2.     Due Organization - Corporate Authorization - No
               Conflicts..............................................      50
      4-3.     Trade Names............................................      51
      4-4.     Intellectual Property..................................      52
      4-5.     Locations..............................................      52
      4-6.     Title to Assets........................................      53
      4-7.     Indebtedness...........................................      55
      4-8.     Insurance Policies.....................................      55
      4-9.     Licenses...............................................      56
      4-10.    Leases.................................................      57
      4-11.    Requirements of Law....................................      57
      4-12.    Maintain Properties....................................      57
      4-13.    Pay Taxes..............................................      58
      4-14.    No Margin Stock........................................      59
      4-15.    ERISA..................................................      59
      4-16.    Hazardous Materials....................................      60
      4-17.    Litigation.............................................      60
      4-18.    Dividends or Investments...............................      60
      4-19.    Loans..................................................      62
      4-20.    Protection of Assets...................................      63
      4-21.    Line of Business.......................................      63
      4-22.    Affiliate Transactions.................................      63
      4-23.    Additional Assurances..................................      63
      4-24.    Adequacy of Disclosure.................................      64
      4-25.    Investments............................................      65
      4-26.    Other Covenants........................................      65

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:............      65
      5-1.     Maintain Records.......................................      65
      5-2.     Access to Records......................................      66
      5-3.     Prompt Notice to Agent.................................      67
      5-4.     Borrowing Base Certificate.............................      68
      5-5.     Weekly Reports.........................................      68
      5-6.     Monthly Reports........................................      68
      5-7.     Quarterly Reports......................................      69
      5-8.     Annual Reports.........................................      69
      5-9.     Officers' Certificates.................................      70
      5-10.    Inventories, Appraisals, and Audits....................      71
      5-11.    Additional Financial Information.......................      72
      5-12.    Financial Performance Covenants........................      72

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL:.........................      73
      6-1.     Use of Inventory Collateral............................      73
      6-2.     Adjustments and Allowances.............................      73
      6-3.     Validity of Accounts...................................      73
      6-4.     Notification to Account Debtors........................      74

                                                                    Exhibit 10.4

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:..................      74
      7-1      Depository Accounts....................................      74
      7-2.     Credit Card Receipts...................................      75
      7-3.     The Concentration, Blocked, and Operating Accounts.....      75
      7-4.     Proceeds and Collection of Accounts....................      76
      7-5.     Payment of Liabilities.................................      77
      7-6.     The Operating Account..................................      78

ARTICLE 8 - GRANT OF SECURITY INTEREST:...............................      78
      8-1.     Grant of Security Interest.............................      78
      8-2.     Extent and Duration of Security Interest...............      80

ARTICLE 9 - AGENT AS BORROWER'S ATTORNEY-IN-FACT:.....................      80
      9-1.     Appointment as Attorney-In-Fact........................      80
      9-2.     No Obligation to Act...................................      81

ARTICLE 10 - EVENTS OF DEFAULT:.......................................      81
      10-1.    Failure to Pay Revolving Credit........................      81
      10-2.    Failure To Make Other Payments.........................      81
      10-3.    Failure to Perform Covenant or Liability (No Grace
               Period)................................................      82
      10-4.    Failure to Perform Covenant or Liability (Limited
               Grace Period)..........................................      82
      10-5.    Failure to Perform Covenant or Liability (Grace
               Period)................................................      82
      10-6.    Misrepresentation......................................      82
      10-7.    Default of Other Debt..................................      82
      10-8.    Default of Leases......................................      82
      10-9.    Uninsured Casualty Loss................................      83
      10-10.   Judgment.  Restraint of Business.......................      83
      10-11.   Business Failure.......................................      83
      10-12.   Bankruptcy.............................................      83
      10-13.   Default by Guarantor or Subsidiary.....................      84
      10-14.   Indictment - Forfeiture................................      84
      10-15.   Termination of Guaranty................................      84
      10-16.   Challenge to Loan Documents............................      84
      10-17.   Executive Management...................................      84
      10-18.   Change in Control......................................      85

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:........................      85
      11-1.    Rights of Enforcement..................................      85
      11-2.    Sale of Collateral.....................................      85
      11-3.    Occupation of Business Location........................      87
      11-4.    Grant of Nonexclusive License..........................      87
      11-5.    Assembly of Collateral.................................      88
      11-6.    Rights and Remedies....................................      88

                                                                    Exhibit 10.4

ARTICLE 12 - NOTICES:.................................................      88
      12-1.    Notice Addresses.......................................      88
      12-2.    Notice Given...........................................      89

ARTICLE 13 - TERM:....................................................      90
      13-1.    Termination of Revolving Credit........................      90
      13-2.    Effect of Termination..................................      90

ARTICLE 14 - GENERAL:.................................................      90
      14-1.    Protection of Collateral...............................      90
      14-2.    Successors and Assigns.................................      91
      14-3.    Severability...........................................      91
      14-4.    Amendments.  Course of Dealing.........................      91
      14-5.    Power of Attorney......................................      92
      14-6.    Application of Proceeds................................      92
      14-7.    Costs and Expenses of Agent and Of Lenders.............      92
      14-8.    Copies and Facsimiles..................................      93
      14-9.    Massachusetts Law......................................      93
      14-10.   Consent to Jurisdiction................................      93
      14-11.   Indemnification........................................      94
      14-12.   Rules of Construction..................................      94
      14-13.   Intent.................................................      96
      14-14.   Right of Set-Off.......................................      97
      14-15.   Maximum Interest Rate..................................      97
      14-16.   Waivers................................................      97
      14-17.   Confidentiality........................................      99

                                                                    Exhibit 10.4


                                    EXHIBITS

      2-8         :     Revolving Credit Note
      2-23        :     Voting Rights Provisions
      4-2         :     Related Entities
      4-3         :     Trade Names
      4-5         :     Locations, Leases, and Landlords
      4-6         :     Encumbrances
      4-7         :     Indebtedness
      4-8         :     Insurance Policies
      4-10        :     Capital Leases
      4-13        :     Taxes
      4-17        :     Litigation
      4-22        :     Permitted Management Fees and Other
                        Affiliated Transactions
      4-23        :     Excluded Assets
      5-4         :     Borrowing Base Certificate
      5-12(a)     :     Financial Performance Covenants
      5-12(b)     :     Business Plan
      6-3         :     Bonds and Deposits
      7-1         :     DDA's.
      7-2         :     Credit Card Arrangements

                                                                    Exhibit 10.4


LOAN AND SECURITY AGREEMENT                       BANKBOSTON RETAIL FINANCE INC.
                                                                          Agent



                                                                  July 31, 1998



      THIS AGREEMENT is made between

             BankBoston Retail Finance Inc. (in such capacity, herein the "AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "LENDERS", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Lenders" in accordance with the provisions of Section 2-23, below,

            and

            MSS-Delaware, Inc. (hereinafter, the "BORROWER"), a Delaware corporation with its principal executive offices at 11 Penn Plaza, New York, New York 10001 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:

      WHEREAS, the Seller and Specialty Acquisition Corp. are parties to an Acquisition Agreement dated as of July 22, 1998, pursuant to which the Seller has agreed to sell to Specialty Acquisition Corp. all of the issued and outstanding shares of common stock of the Borrower; and

      WHEREAS, subsequent to the consummation of such acquisition, it is anticipated that Specialty Acquisition Corp. will merge with and into the Borrower; and

      WHEREAS, the Borrower has requested that the Lenders provide financing to the Borrower to finance up to $8,000,000.00 of the liabilities of Specialty Acquisition Corp to the Seller and assumed by the Borrower as a result of the Merger, and to provide financing for working capital and other general corporate purposes.

                                                                    Exhibit 10.4


      NOW THEREFORE, it is agreed between the parties as follows:

ARTICLE 1 - DEFINITIONS:

      As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

      "A/R ADVANCE RATE":     80%.

      "A/R RESERVES": Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the collectability in the ordinary course of the Acceptable Accounts. Without limiting the generality of the foregoing, A/R Reserves may include (but are not limited to) reserves based on the following:

                        (i) The aggregate of all Accounts due on account of credit card sales which are more than five (5) Business Days past due.

                        (ii) The aggregate of all Accounts as to which the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback, to the extent of such claims, counterclaims, setoffs and chargebacks.

      "ACCEPTABLE ACCOUNTS": Such of the Borrower's Accounts and Accounts
            Receivable arising out of credit card sales in the ordinary course of the Borrower's business for goods sold and/or services rendered by the Borrower, which Accounts and Accounts Receivable have been determined by the Agent to be satisfactory and have been earned by performance and are owed to the Borrower by such of the Borrower's credit card processors as the Agent determines to be reasonably satisfactory, in the Agent's discretion in each instance.

      "ACCEPTABLE BLANK STOCK INVENTORY": Inventory of the Borrower which consists of blank t-shirts and other items of apparel which are in the possession of third Persons for processing, which Inventory otherwise would be deemed Acceptable Inventory and as to which the Agent has received an agreement from such processor in form and substance reasonably acceptable to the Agent.

                                                                    Exhibit 10.4


      "ACCEPTABLE L/C INVENTORY": Inventory which is the subject of a Documentary L/C in favor of a foreign manufacturer or vendor of such Inventory, which Inventory is to be manufactured for, or delivered to, the Borrower and will become Acceptable In-Transit Inventory within seventy-five (75) days after the date of issuance of the Documentary L/C.

      "ACCEPTABLE IN-TRANSIT INVENTORY": Inventory-in-transit to the Borrower, title to which has passed to the Borrower, which Inventory has been placed with a carrier (f.o.b.) for shipment to the Borrower, and which Inventory is scheduled to be received within fifty (50) days at the Borrower's distribution center, as to which Inventory the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances (it being understood, however, that the Agent will not require possession of the Documents of Title or any foreign filings to be deemed "perfected"); provided that such Inventory shall be deemed to be Acceptable In-Transit Inventory (a) only if the Agent has received an agreement (to the extent relevant to such Inventory) with (i) Federated Department Stores, Inc. and each other sourcing agent under other sourcing agreements, and (ii) each of the Borrower's custom brokers, each satisfactory in form and substance to the Agent and (b) only to the extent that such Inventory does not exceed the following percentages of all Acceptable Inventory for the following periods:

                        Month of Each Year            Maximum Percentage
                        ------------------            ------------------
                              January                 25%
                              February                17%
                              March                   15%
                              April                   15%
                              May                     20%
                              June                    25%
                              July                    25%
                              August                  25%
                              September               15%
                              October                 15%
                              November                15%
                              December                25%

            Notwithstanding the foregoing, the Agent, periodically (but in no event in months other than July through October of any year), may, in its reasonable discretion, include Inventory which otherwise satisfies the requirements of this definition but for the fact

                                                                    Exhibit 10.4


            that title has not yet passed to the Borrower as Acceptable In-Transit Inventory, but only if the Agent has received written confirmation from the applicable sourcing agent that title to such Inventory will pass to the Borrower upon receipt of payment of a sum certain and the Borrower has requested the Agent to make, and has Availability for, a Revolving Credit Loan to pay such sourcing agent in such amount.

      "ACCEPTABLE INVENTORY": Such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, as the Agent in its sole discretion from time to time determines to be acceptable for borrowing, including, without limitation, Acceptable In-Transit Inventory and Acceptable L/C Inventory (but excluding Acceptable Blank Stock Inventory), as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, Acceptable Inventory shall in no event include Inventory that is not salable, non-merchandise categories (such as labels, bags and packaging), Inventory not located in the United States (other than Acceptable In-Transit Inventory and Acceptable L/C Inventory), samples, damaged goods, return-to-vendor merchandise, and packaway Inventory.

      "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; and all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

      "ACH": Automated clearing house.

      "ACCOUNT DEBTOR": Has the meaning given that term in the UCC and includes all credit card processors of the Borrower.

      "ACQUISITION": The purchase by Specialty Acquisition Corp. of all of the capital stock of the Borrower, a wholly

                                                                    Exhibit 10.4


            owned subsidiary of the Seller, on terms and conditions reasonably satisfactory to the Agent.

      "AFFECTED LENDER":  Is defined in Section 2-24 hereof.

      "AFFILIATE": With respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

      "AGENT": Is defined in the Preamble.

      "AGENT'S FEE": Is defined in Section 2-12.


      "AGENT'S RIGHTS AND REMEDIES": Is defined in Section 11-6.

      "ALTERNATE BASE RATE": The higher of (i) Base or (ii) one- half of one percent (0.50%) plus the Federal Funds Effective Rate (rounded upwards, if necessary, to the next 1/16 of 1%).

      "ANTICIPATED MERGER": The merger of Specialty Acquisition Corp. with and into the Borrower on terms and conditions reasonably satisfactory to the Agent.

      "AVAILABILITY":   Is defined in Section 2-1(b)(i).

      "AVAILABILITY RESERVES": Such reserves, without duplication, as the Agent from time to time determines in the Agent's reasonable discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                  (i) Rent (based upon past due rent whether or not a Landlord's Waiver, acceptable to the Agent, has been received by the Agent).

                  (ii)  In store customer credits.

                                                                    Exhibit 10.4


                  (iii) Gift Certificates.

                  (iv)  Frequent Shopper Programs.

                  (v)   Layaways and Customer Deposits

                  (vi) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the security interests of the Agent in the Collateral.

                  (vii) Carriers', warehousemen's, materialmen's, repairmen's and mechanics liens which might have priority over the security interests of the Agent in the Collateral.

                  (viii) Landing Costs.

      "AVAILABLE CASH FLOW": For any period, an amount equal to the following, calculated on a rolling four (4) quarters basis: (a) EBITDA, minus
            (b) the sum of (i) income taxes paid in cash during such period, and
            (ii) the cash portion paid in respect of Capital Expenditures made or incurred during such period, and (iii) cash Interest Expense for such period, and (iv) regularly scheduled cash principal amounts that become payable (whether or not paid) in respect of Indebtedness (including Capital Leases) during such period (but excluding any principal repayments on account of the Revolving Credit Loans in the ordinary course which do not result from a reduction in the Commitments), and (v) cash distributions, cash dividends, and other cash payments made by the Borrower on account of its Preferred Stock during such period all as determined in accordance with GAAP.

      "B/S MANAGEMENT FEES": Fees and other amounts payable from time to time under that certain Management Services Agreement dated July 31, 1998 between the Borrower and MSS Acquisition Corp. II, as amended and in effect (provided that any such amendments shall be subject to the prior consent of the Agent).

      "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

      "BASE": The Base Rate announced from time to time by BankBoston, N.A. (or any successor in interest to BankBoston, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base"

                                                                    Exhibit 10.4


            shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest which is determined by reference to Base (or any successor to Base) shall be calculated on a 365 or 366 day year (as applicable) and actual days elapsed.

      "BASE MARGIN": Initially, 25 basis points. The Base Margin is subject to reduction in accordance with the Pricing Change upon the satisfaction of the Interest Rate Reduction Conditions.

      "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

      "BASE MARGIN RATE": The aggregate of the Alternate Base Rate plus the Base
            Margin.

      "BLANK STOCK ADVANCE RATE": Fifty percent (50%).

      "BLOCKED ACCOUNT": Is defined in Section 7-3.

      "BORROWER": Is defined in the Preamble.

      "BORROWING BASE": Is defined in Section 2-1(b)(ii).

      "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or New York, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Agent is not open to the general public to conduct business.

      "BUSINESS PLAN": The Borrower's business plan annexed hereto as EXHIBIT
            5-12(b) and any revision, amendment, or update of such business plan to which the Agent has provided its written sign-off.

      "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which are capitalized in accordance with GAAP, provided that for purposes of this Agreement, capital expenditures funded by the proceeds from the incurrence of Indebtedness permitted hereunder, by the proceeds received from the sale of assets permitted pursuant to Section 4-12(d) hereof, by casualty insurance proceeds or condemnation proceeds

                                                                    Exhibit 10.4

            shall, to the extent of such proceeds, not be deemed Capital Expenditures.

      "CAPITAL LEASE": Any lease which is capitalized in accordance with GAAP.

      "CASH EQUIVALENTS" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition by such Person, (ii) time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve (12) months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) above, provided that there shall be no restriction on the maturities of such underlying securities pursuant to this clause (iii) entered into with a bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than twelve (12) months after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.


      "CHANGE IN CONTROL": The occurrence of any of the following:

                  (a) Unless and until an initial public offering of the
            Borrower's equity securities has been consummated, the acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 51% or more of the issued and outstanding capital stock of the

                                                                    Exhibit 10.4


            Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, provided that the ownership of 51% or more of such capital stock by Bear Stearns & Co., Inc. (or its Affiliates) and/or Management, on a fully diluted basis (i.e. after taking into account options for the purchase of such capital stock held by Management), individually or in the aggregate, shall not constitute a Change in Control.

                  (b) After an initial public offering of the Borrower's equity securities has been consummated, the acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 30% or more of the issued and outstanding capital stock of the Borrower (on a fully diluted basis (i.e. after taking into account options for the purchase of such capital stock held by Management)) having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

                  (c) Persons ("Continuing Directors") who were directors of the
            Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower cease, for any reason other than death or disability, to constitute a majority of the directors of the Borrower, provided that any replacement of a director designated and employed by Bear, Stearns & Co., Inc. or its Affiliates with another Person so designated and employed shall in no event constitute a "Change in Control" and such replacement shall be deemed a Continuing Director.

      "CHATTEL PAPER": Has the meaning given that term in the UCC.

      "COLLATERAL": Is defined in Section 8-1.

      "COMMITMENT FEE": Is defined in Section 2-11.

      "COMMITMENT": Subject to 2-23, as follows:

                                                                    Exhibit 10.4


----------------------------------------------------------------------
LENDER                DOLLAR                     COMMITMENT
                      COMMITMENT                 PERCENTAGE
----------------------------------------------------------------------
BANKBOSTON            $25,000,000.00             54.50%
RETAIL
FINANCE INC.
----------------------------------------------------------------------
IBJ SCHRODER          $20,000,000.00             45.50%
BUSINESS
CREDIT
CORPORATION
----------------------------------------------------------------------


      "CONCENTRATION ACCOUNT": Is defined in Section 7-3.

      "COST": The lower of

                        (a) the calculated cost of purchases, as determined from
                  invoices received by the Borrower, the Borrower's purchase journal or stock ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed; or

                        (b) the cost equivalent of the lowest ticketed or
                  promoted price at which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower's accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrower's historic business practices.

            "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower's calculation of cost of goods sold.

      "COST FACTOR": The result of 1 minus the Borrower's then cumulative markup percent derived from the Borrower's purchase journal on a rolling 12-month basis.

      "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's and any Lender's attorneys, and all reasonable costs incurred by the Agent or any Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent or any

                                                                    Exhibit 10.4


            Lender, which costs and expenses are directly or indirectly related to or in respect of the Agent's and any Lender's: administration and management of the Liabilities (other than customary overhead expenses); negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the Agent's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Agent's option may bear interest at the highest post-default rate which the Agent may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Agent to, or for the benefit of, the Borrower. Notwithstanding the foregoing, the entitlement of any Lender to "Costs of Collection" is limited to the extent provided in Section 14-7 hereof.

      "DDA": Any checking or other demand daily depository account maintained by the Borrower.

      "DEFAULT INTEREST EVENT": The occurrence of any of the following:

            (a) The acceleration of the time for payment of the Liabilities upon the occurrence of an Event of Default.

            (b) The occurrence of any Event of Default under Sections 10-1, 10-2, 10-11, or 10-12 hereof.

            (c) The failure of the Borrower to comply with the provisions of
            Section 5-4 (which failure continues for two Business Days), Sections 5-5, 5-6, or 5-7 (which failure continues for fifteen (15) Business Days), Section 5-12, or Article 7.

      "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

      "DIVIDEND CONDITIONS": The satisfaction of each of the following conditions:

                  (i) No Event of Default exists or would arise as a result of the subject payment.

                  (ii) The amount of the payment shall not exceed Available Cash
            Flow.

                                                                    Exhibit 10.4


                  (iii) Availability immediately after giving effect to such payments shall be at least $3,000,000.00.

                  (iv) Such payments may not be made until five (5) Business
            Days after the Agent's receipt of the quarterly financial statements required to be delivered pursuant to Section 5-7 hereof, provided that the first such payment shall not be made until the fiscal quarter ending July, 1999 and then only upon the Agent's receipt of the financial statements for the quarter ending July, 1999.


      "DOCUMENTS": Has the meaning given that term in the UCC.

      "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

      "DOLLAR COMMITMENT": As provided in the Definition of "Commitment", above.

      "EARLY TERMINATION FEE": Is defined in Section 2-14.

      "EBITDA": The Borrower's earnings before interest, income taxes, B/S
            Management Fees, depreciation, and amortization, each as determined in accordance with GAAP.

      "EMPLOYEE BENEFIT PLAN": As defined in Section 3(2) of ERISA.

      "ENCUMBRANCE": Each of the following:

                  (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale (to the extent of recourse) of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                  (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

                                                                    Exhibit 10.4


      "END DATE": The date upon which both (a) all Liabilities (other than indemnities, not then due and payable, which survive repayment of the Revolving Credit Loans and L/Cs and termination of the Commitments) have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

      "ENVIRONMENTAL LAWS": All of the following:

                        (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                        (b) The common law relating to damage to Persons or property from Hazardous Materials.

      "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

      "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

      "EURODOLLAR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal Eurodollar market in which BankBoston, N.A. participates is open for dealings in United States Dollar deposits.

      "EURODOLLAR LOAN": Any Revolving Credit Loan which bears interest at a
            Eurodollar Rate.

                                                                    Exhibit 10.4


      "EURODOLLAR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to BankBoston, N.A. (or if BankBoston, N.A. is not offered such deposits or does not participate in a Eurodollar market, to such banking institution as the Agent may reasonably select upon two (2) Business Days prior notice to the Borrower), by first-class banks in the Eurodollar market in which BankBoston, N.A. participates at or about 10:00 AM (Boston Time) two (2) Eurodollar Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

      "EURODOLLAR MARGIN": Initially, 225 basis points. The Eurodollar Margin is subject to reduction in accordance with the Pricing Change upon the satisfaction of the Interest Rate Reduction Conditions.

      "EURODOLLAR RATE": That per annum rate determined as the aggregate of the Eurodollar Offer Rate plus the Eurodollar Margin except that, in the event that it is determined by the Agent that any Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Eurodollar Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                  (a) is the decimal equivalent of the following fraction:

                              Eurodollar Offer Rate
                              ---------------------
                           1 minus Reserve Percentage

                  (b) is the applicable Eurodollar Margin.

      The Eurodollar Rate shall be calculated on a 360 day year and for actual days elapsed.

      "EVENTS OF DEFAULT": Is defined in Article 10.

      "FEDERAL FUNDS EFFECTIVE RATE": For any day, a fluctuating per annum interest rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published

                                                                    Exhibit 10.4


            on that date (or on the then next succeeding Business Day, if not one) by the Federal Reserve Bank of New York, provided that if such a rate is not so published for a day which is a Business Day, the Federal Funds Effective Rate shall be the average of quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

      "FEE LETTER": That letter, styled the "Fee Letter" between the Borrower and the Agent, as such letter may from time to time be amended.


      "FIXED CHARGE COVERAGE RATIO": For any period, the ratio of (a) the sum of
            (i) EBITDA for such period, minus (ii) Capital Expenditures made during such period, minus (iii) income taxes paid in cash during such period to (b) the sum of (i) cash Interest Expenses for such period, plus (ii) scheduled principal amounts that become payable (whether or not paid) in respect of Indebtedness (including Capital Leases) during such period (but excluding any principal repayments on account of the Revolving Credit Loans in the ordinary course which do not result from a reduction in the Commitments), plus (iii) cash distributions, cash dividends, and other cash payments made by the Borrower on account of its Preferred Stock during such period, all as calculated on a rolling four quarters basis and as determined in accordance with GAAP.

      "FIXTURES": Has the meaning given that term in the UCC.

      "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section 5-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

      "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also

                                                                    Exhibit 10.4


            all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

      "GOODS": Has the meaning given that term in the UCC.

      "GROSS MARGIN": With respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with GAAP):

                        Sales (Minus) Cost of Goods Sold
                        --------------------------------
                                      Sales

                                                                    Exhibit 10.4


      "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

      "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                  (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                  (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                  (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person other than the sale of retail Accounts to credit card processors.

                  (d) On account of deposits or advances.

                  (e) As lessee under Capital Leases.

            "Indebtedness" also includes:

                        (x) Indebtedness of others secured by an Encumbrance on
                  any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                        (y) Any guaranty, endorsement, suretyship or other
                  undertaking pursuant to which that Person may be liable on account of any Indebtedness of any third party, other than endorsements of negotiable instruments for collection in the ordinary course of business.

                        (z) The Indebtedness of a partnership or joint venture
                  in which such Person is a general partner or joint venturer to the extent that the

                                                                    Exhibit 10.4


                  holder of such Indebtedness has recourse to such Person.

      "INDEMNIFIED CLAIM": Is defined in Section 14-11.

      "INDEMNIFIED PERSON": Is defined in Section 14-11.

      "INSTRUMENTS": Has the meaning given that term in the UCC.

      "INTEREST EXPENSE": For any period, the interest expense of the Borrower for such period, including the fees payable in accordance with the incurrence of Indebtedness and the portion of any payments made under Capital Leases allocable to interest expense, all as determined in accordance with GAAP.

      "INTEREST PAYMENT DATE": With reference to:

                  Each Eurodollar Loan: The last day of the Interest Period
            relating thereto; the Termination Date; and the End Date.

                  Each Base Margin Loan: the first day of each month; the
            Termination Date; and the End Date.

      "INTEREST PERIOD": (a) With respect to each Eurodollar Loan: Subject to
            Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three or six months thereafter, as the Borrower may elect by notice (pursuant to Section 2-5(a)) to the Agent.

                  (b) With respect to each Base Margin Loan: Subject to
            Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Borrower may elect by notice (pursuant to Section 2-5(a)) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

                  (c) The setting of Interest Periods is in all instances
            subject to the following:

                        (i) Any Interest Period for a Base Margin Loan which
                  would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                                                    Exhibit 10.4


                        (ii) Any Interest Period for a Eurodollar Loan which
                  would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                        (iii) Subject to Subsection (iv), below, any Interest
                  Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                        (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                        (v) The number of Interest Periods in effect at any one time is subject to Section 2- 10(d) hereof.

      "INTEREST RATE REDUCTION CONDITIONS": The satisfaction of either or both of the following conditions:

                        (a) (i) The Borrower's achieving EBITDA, calculated on a rolling four quarters basis, of at least the following amounts during the periods indicated:


                  ---------------------------------------------------------
                      PERIOD                        EBITDA
                  ---------------------------------------------------------
                  Six Months ending January     $11,500,000.00
                  31, 1999                      (excluding Non-Recurring
                                                Charges)
                  ---------------------------------------------------------
                  Fiscal year ending January    $9,000,000.00 (excluding
                  31, 2000                      Transaction Costs)
                  ---------------------------------------------------------
                  Fiscal Year ending January    $13,000,000.00
                  31, 2001                      (excluding Transaction
                                                Costs)
                  ---------------------------------------------------------

            and

                        (ii) During the immediately preceding fiscal quarter of the Borrower, unused Availability was maintained at not less than $3,000,000.00 at all times.

                                                                    Exhibit 10.4


            and/or

                  (b) The Borrower shall achieve and maintain a Fixed Charge
            Coverage Ratio greater than 1.1:1.0 as of any fiscal quarter end.

      "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

      "INVENTORY ADVANCE RATE": The lesser of the following percentages of Retail during the period indicated:


            ----------------------------------------------------------
                      PERIOD                  PERCENTAGE OF RETAIL
            ----------------------------------------------------------
            November through June of each
            year                              25%
            ----------------------------------------------------------
            July through October of each
            year                              28.5%
            ----------------------------------------------------------


       INVENTORY RESERVES": Such Reserves as may be established from time to time by the Agent in the Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                        (i) Obsolescence (determined based upon Inventory on hand beyond a given number of days).

                        (ii)  Seasonality.

                        (iii) Shrinkage.

                        (iv)  Imbalance.

                                                                    Exhibit 10.4


                        (v)    Material change in Inventory character.

                        (vi)   Material change in Inventory composition.

                        (vii)  Material change in Inventory mix.

                        (viii) Markdowns (both permanent and point of sale).

                        (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

      "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

      "ISSUER": BankBoston, N.A. or any other issuer of any L/C, approved by the Agent.

      "KEY EXECUTIVES": Julian R. Geiger.

      "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of the Borrower and any acceptance made on account of such letter of credit.

      "LANDING COSTS": To the extent either (a) not included in the Stated
            Amount of an L/C, or (b) not paid by Federated Department Stores, Inc. under the Sourcing Agreement or by other sourcing agents under sourcing or purchasing arrangements: all customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory.

      "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

      "LENDERS": Defined in the Preamble to this Agreement

      "LIABILITIES" (in the singular, "LIABILITY"): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

                  (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Agent or

                                                                    Exhibit 10.4


            any Lender, each of every kind, nature, and description under the Loan Documents.

                  (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Agent or any Lender under the Loan Documents (including all future advances whether or not made pursuant to a commitment by the Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Lender may hold against the Borrower under the Loan Documents.

                  (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Agent or any Lender with respect to the Loan Documents, each of every kind, nature, and description.

                  (d) All interest, fees, and charges and other amounts which may be charged by the Agent or any Lender to the Borrower under the Loan Documents and/or which may be due from the Borrower to the Agent or any Lender under the Loan Documents from time to time.

                  (e) All costs and expenses incurred or paid by the Agent or any Lender in respect of any of the Loan Documents (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                  (f) Any and all covenants of the Borrower to or with the Agent or any Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with under Loan Documents.

                  (g) Each of the foregoing as if each reference to the " Agent and each Lender " therein were to each Affiliate of the Agent or any Lender.

      "LINE (UNUSED) FEE": Is defined in Section 2-13.

      "LOAN ACCOUNT": Is defined in Section 2-7.

      "LOAN CEILING": $45,000,000.00.

      "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document

                                                                    Exhibit 10.4


            from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction which arises out of any depository, letter of credit, interest rate protection, foreign exchange or other hedging agreement, or equipment leasing services provided by the Agent or any Lender or any Affiliate of the Agent or any Lender, as each may be amended from time to time. For the avoidance of doubt, Loan Documents does not include the Sourcing Agreement.

      "MANAGEMENT": Julian Geiger, David Geltzer, John Mills and all other
            Persons who, from time to time, acquire capital stock of the Borrower (or rights or options to acquire capital stock of the Borrower) in connection with services rendered to, or for the benefit of, the Borrower or its Subsidiaries.

      "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5-12 where such a breach would not have occurred if such change had not taken place or visa versa.

      "MATERIAL ADVERSE EFFECT": A material adverse effect upon (i) the Borrower's business, properties, operations or financial affairs, or
            (ii) the Collateral, taken as a whole, or (iii) the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents, taken as a whole, or (iv) the validity, enforceability, perfection or priority of this Agreement or the other Loan Documents or of the rights and remedies of the Agent or any Lender under any Loan Document, taken as a whole.

      "MATURITY DATE": July 31, 2001.

      "NON-RECURRING CHARGES": The sum of (a) the closing fee paid to Bear, Stearns & Co. Inc. by the Borrower in an amount not to exceed $550,000.00, and (b) severance- related expenses incurred within twelve months after the date of consummation of the Acquisition in an amount not to exceed $400,000.00 in the aggregate, in

                                                                    Exhibit 10.4


            each case only if and to the extent such fee is deducted in the calculation of EBITDA.

      "OPERATING ACCOUNT": Is defined in Section 7-3.

      "PARTICIPANT": Is defined in Section 14-14, hereof.

      "PERMITTED ACQUISITION": The investment in, the purchase of stock of, or the purchase of all or a substantial part of the assets or properties of any Person, or the entering into of any transaction, merger (with the Borrower as the surviving entity), consolidation or exchange of securities with any Person, in which each of the following conditions are satisfied:

                  (a) The type of business of such Person is generally the same type of business (or is included in the types of business) in which the Borrower is engaged or a business reasonably related thereto.

                  (b) Immediately after giving effect to the transaction,
            Availability is at least $3,000,000.00.

                  (c) Prior to and immediately after giving effect to the
            transaction, no Suspension Event exists or will arise.

                  (d) The aggregate consideration (exclusive of the value of any common equity of the Borrower issued or delivered in connection with such transaction) however classified, whether cash, property or assumption of Indebtedness, in connection with all such transactions shall not exceed $5,000,000.00 in any fiscal year.

                  (e) All action required to be undertaken pursuant to Section
            4-18(f) by any Subsidiary created in connection with such transaction has been completed to the reasonable satisfaction of the Agent.

                  (f) The Borrower and the Person being so acquired, on a
            consolidated basis, shall be in compliance on a pro forma basis, after giving effect to such transaction, with the financial performance covenants contained in Section 5-12 hereof.

      "PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in
            Section 4-6(a) hereof.

      "PERMITTED TERMINATION": The termination of this Agreement by the Borrower and the repayment of all Liabilities as a result of, or in connection with, either (a) an initial public offering of the capital

                                                                    Exhibit 10.4


            stock of the Borrower, or (b) the sale of all or substantially all of the assets of the Borrower to, or merger or consolidation of the Borrower with, a Person which is not an Affiliate or other Related Entity in a bona fide arms length transaction, or (c) the sale of at least eighty percent (80%) of the capital stock of the Borrower to a Person which is not an Affiliate or other Related Entity in a bona fide arms length transaction, or (d) the replacement of Lenders then holding two-thirds (2/3) of the Commitments pursuant to the provisions of Sections 2-24 hereof.

      "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

      "PREFERRED STOCK": All capital stock of the Borrower now or hereafter having any rights preferential to those of the common equity of the Borrower, including without limitation, the 6% Series A Exchangeable Redeemable Preferred Stock, par value $.01 per share to be issued to the Seller and the Series B Redeemable Preferred Stock, par value $,01 per share to be issued to MSS Acquisition Corp. II and any Subordinated Notes into which such preferred shares are convertible.

      "PREFERRED STOCK DOCUMENTATION": The Preferred Stock and the Amended and
            Restated Certificate of Incorporation of the Borrower dated July __, 1998.


      "PRICING CHANGE": The reduction of the Base Margin or the Eurodollar
            Margin upon satisfaction of the Interest Rate Reduction Conditions
            (i) by an amount equal to 25 basis points in which both conditions set forth in clause (a) of the definition of Interest Rate Reduction Conditions are satisfied and/or (ii) by an amount equal to 25 basis points upon satisfaction of the conditions set forth in clause (b) of such definition. Any Pricing Change as a result of satisfaction of the conditions set forth in clause (a) of the definition of Interest Rate Reduction Conditions shall take effect quarterly upon delivery of the financial statements required to be delivered pursuant to Section 5-7 hereof, commencing with the financial statements for the Borrower's fiscal quarter ending January 31, 1999. Any Pricing Change as a result of satisfaction of the conditions set forth in clause (b) of the definition of Interest Rate Reduction Conditions shall take effect quarterly upon delivery of the financial statements required to be delivered pursuant to
            Section 5-7 hereof, commencing with the financial statements for

                                                                    Exhibit 10.4


            the Borrower's fiscal quarter ending July 31, 1999. The maximum amount of the Pricing Change for the Base Margin shall be 25 basis points (even if both the conditions in clauses (i) and (ii) above are satisfied) and for the Eurodollar Margin shall be 50 basis points. If a Pricing Change is effectuated by virtue of the Borrower's satisfaction of either of the Interest Rate Reduction Conditions, such Pricing Change shall remain in effect only for as long as the Interest Rate Reduction Conditions continue to be satisfied or until the occurrence of an Event of Default; upon the Borrower's failure to satisfy such Interest Rate Reduction Conditions or upon the occurrence, and during the continuance, of an Event of Default, the applicable Pricing Change shall be rescinded and be of no further effect until the Interest Rate Reduction Conditions are again satisfied or the Event of Default is no longer continuing.

      "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC
            (defined below), and each type of property described in Section 8-1 hereof.

      "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

      "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, General Intangibles for the payment of money, Chattel Paper, Instruments, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

      "RELATED ENTITY": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, Subsidiary, or Affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.

                  (b) Any Affiliate.

      "REPLACEMENT LENDER": Is defined in Section 2-24 hereof.

                                                                    Exhibit 10.4

      "REQUIREMENT OF LAW": As to any Person:

                  (a)(i) All statutes, rules, regulations, orders, or other
            requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, governmental panel, or other governmental body which has jurisdiction over such Person, or any property of such Person.

                  (b) That Person's charter, certificate of incorporation,
            articles of organization, and/or other organizational documents, as applicable; and

                  (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

      "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

      "RESERVES": All (if any) Availability Reserves, A/R Reserves, and
            Inventory Reserves.


      "RETAIL": The lesser of (a) the lowest ticketed retail price offered to the public, or (b) the Cost of Inventory divided by the Cost Factor, except that for purposes of the determination of Availability, the Cost of Inventory shall be the Cost of Acceptable Inventory.

      "REVOLVING CREDIT": Is defined in Section 2-1.

      "REVOLVING CREDIT NOTE": Is defined in Section 2-8.

      "REVOLVING CREDIT LOAN": A term of convenience which refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period.

                                                                    Exhibit 10.4


      "SECURED L/CS": L/Cs which have been secured in the manner provided pursuant to Section 2-19 hereof.

      "SELLER": Federated Specialty Stores, Inc., an Ohio corporation.

      "SOURCING AGREEMENT": The Sourcing Agreement dated July 31, 1998 by and among Federated Department Stores, Inc., Specialty Acquisition Corp. and the Borrower, as amended and in effect from time to time.

      "SPECIAL ANNUAL CONDITIONS": The satisfaction of each of the following conditions:

                  (i) No Event of Default exists or would arise as a result of the subject payment.

                  (ii) Availability immediately after giving effect to such
            payments shall be at least $3,000,000.00.

                  (iii) Such payments may not be made until five (5) Business
            Days after the Agent's receipt of the annual financial statements required to be delivered pursuant to Section 5-8 hereof, beginning with the fiscal year ending January 31, 1999.


      "STATED AMOUNT": The maximum amount for which an L/C may be honored.

      "SUBORDINATED INDEBTEDNESS": Indebtedness the payment of principal and interest of which is expressly subordinated in right of payment to the Liabilities, in such form and on such terms (which may include the payment of current interest until the occurrence, and during the continuance, of a Suspension Event) as are reasonably acceptable to the Agent.

      "SUBSIDIARY": As to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which at least fifty percent (50%) or more of the ordinary voting power (or equivalent interests) for the election of a majority of the board of directors (or other equivalent governing body) of such entity is held or controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person; or which is otherwise controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person through the exercise of voting power or otherwise.

                                                                    Exhibit 10.4


      "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which
            (a) is an Event of Default, which is continuing; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

      "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-12 hereof; or (c) date set by notice by the Agent to the Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-12 hereof.

      "TRANSACTION COSTS": Reasonable, non-recurring costs and expenses incurred by the Borrower in connection with the consummation of a Permitted Acquisition, including, without limitation, brokerage fees, attorneys' fees, and investment banking fees.

      "TRUST DEPOSIT ACCOUNTS": Depository accounts established by the Borrower, the proceeds of which are to be utilized solely for the payment of sales taxes, ad valorem taxes, withholding taxes and other similar taxes, and other depository accounts established by the Borrower for which the Borrower is a trustee or other fiduciary for any other Persons.

      "UCC": The Uniform Commercial Code as presently in effect in Massachusetts
            (Mass. Gen. Laws, Ch. 106).

      "UNREIMBURSED L/C OBLIGATIONS": Is defined in Section 2- 1(b)(i)(D).

      "YEAR 2000 PROBLEM": The risk that a computer application, software or embedded microchip may not be able to recognize certain dates or properly perform date sensitive functions involving dates prior to and after December 31, 1999 and that such failure will have a Material Adverse Effect.

ARTICLE 2 - THE REVOLVING CREDIT:

      2-1.  Establishment of  Revolving Credit.

            (a) The Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrower's favor pursuant to which each Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein, in each

                                                                    Exhibit 10.4


instance equal to that Lender's Commitment Percentage of Availability, up to the maximum amount of that Lender's Dollar Commitment. The amount available for borrowing under the Revolving Credit shall be determined by the Agent by reference to Availability, as determined by the Agent from time to time.

            (b) As used herein, the following terms have the following meanings:

                  (i) "AVAILABILITY" refers at any time to the result of the following:

                        (A)   Borrowing Base.

                        Minus

                        (B)   The then unpaid principal balance of the Loan
                              Account.

                        Minus

                        (C)   The then Stated Amount of all L/C's.

                        Minus

                        (D) The then unpaid reimbursement obligations in respect of L/Cs which have been drawn, but which have not been repaid either by an advance under the Revolving Credit in accordance with the provisions of Section 2-17(e) hereof or otherwise (the "Unreimbursed L/C Obligations")

                  (ii) "BORROWING BASE" refers at any time to the lesser of 2-1(b)(ii)(A) or 2-1(b)(ii)(B), where:

                        (A) is the Loan Ceiling.

                        (B) is the result of the following (calculated without
            duplication or double counting):

                                (I)   The A/R Advance Rate of the face
                                      amount of Acceptable Accounts (net of
                                      A/R Reserves)

                                Plus

                                                            Exhibit 10.4

                                (II)  The Inventory Advance Rate of
                                      Acceptable Inventory (net of Inventory
                                      Reserves).

                                Plus

                                (III) The lesser of (x) the Blank Stock
                                      Advance Rate of Acceptable Blank Stock
                                      Inventory (net of Inventory Reserves),
                                      or (y) $800,000.00.

                                 Minus

                                (IV)  The then aggregate of the Availability
                                      Reserves.

                  The Reserves in effect as of the date of this Agreement are set forth in Section 2-2 hereof.

                  The Borrowing Base shall be subject to adjustment based upon the results of the Inventory liquidation analysis and commercial finance examinations obtained by the Agent pursuant to the provisions of Sections 5-10(e) and (d) hereof.

            (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 5-4 hereof.

            (d) The proceeds of borrowings under the Revolving Credit shall be used solely to finance up to $8,000,000.00 of the liabilities of Speciality Acquisition Corp. to the Seller and assumed by the Borrower as a result of the Merger and thereafter for working capital and general corporate purposes of the Borrower and for its Capital Expenditures, all solely to the extent permitted by this Agreement.

      2-2.  Initial Reserves, Changes to Reserves.

            (a) At the execution of this Agreement, the only Reserves are as follows:

                  (i) Shrinkage (an Inventory Reserve): An amount equal to 2% of the total net retail sales of the Borrower made after the date of the immediately preceding physical count of such Borrower's Inventory. The Reserve for Shrinkage shall be adjusted daily based upon the immediately preceding days' sales and shall be reset after the results of each physical count of such Borrower's Inventory have been furnished to the Agent and posted to the Borrower's stock ledger.

                                                                    Exhibit 10.4


                  (ii) Customer Credits (Merchandise Credits, Layaway Deposits and Gift Certificates) (an Inventory Reserve): An amount equal to fifty percent (50%) of the outstanding amount of such items. The Borrower agrees to accurately post such items to the stock ledger daily, absent which the Agent may establish a Reserve hereunder in such amount as the Agent in its reasonable discretion determines.

            (iii) A Landlord Lien Reserve (an Availability Reserve): An amount equal to three (3) months rent for the Borrower's locations in Pennsylvania, Washington, Virginia and such other states as the Agent shall reasonably determine a Landlord could obtain a lien having priority over the rights of the Agent; provided that such Reserve, as to any particular location, shall be eliminated upon the Agent's receipt of a landlord's waiver reasonably satisfactory in form and substance to the Agent in its discretion.

            (iv) A Landing Cost Reserve (an Availability Reserve): An amount equal to Ten percent (10%) of the Cost of Acceptable In-Transit Inventory, but only with respect to Inventory for which the Landing Costs are not paid or to be paid by Federated Department Stores, Inc. under the Sourcing Agreement or by other sourcing agents under sourcing or purchasing arrangements.

            (b) The Agent shall not establish any Reserve, other than the Reserves referenced in Section 2-2(a) above, except in the exercise of the Agent's reasonable discretion and then only upon not less than seven (7) Business Days prior notice to the Borrower in each instance. Except as provided 2-2(a), above, a change to a then existing Reserve may be made only with not less than seven (7) Business Days prior notice to the Borrower.

      2-3. Advances in Excess of Borrowing Base. No Lender has any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the balance of the Loan Account exceeds the Borrowing Base. However, the making of loans, advances, and credits and the providing of financial accommodations in excess of the Borrowing Base is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that the Borrowing Base is exceeded shall not obligate any Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

                                                                    Exhibit 10.4


      2-4. Risks of Value of Collateral. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Lender relative to the actual value of the asset in question. All risks concerning the collectability of the Borrower's Accounts and the saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent or by any Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

      2-5.  Loan Requests.

            (a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Borrower shall be made pursuant hereto, provided that:

                  (i) Borrowing Base will not be exceeded; and

                  (ii) The Revolving Credit has not been suspended as provided in Section 2-5(h).

            (b) Requests for loans and advances under the Revolving Credit may be requested by the Borrower in such manner as may from time to time be reasonably acceptable to the Agent.

            (c) Subject to the provisions of this Agreement, the Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving the Agent notice no later than the following:

                  (i) If such Revolving Credit Loan is or is to be converted to a Base Margin Loan: By 3:00 PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $10,000.00 (or the then Availability if less than $10,000.00).

                  (ii) If such Revolving Credit Loan is, or is to be continued as, or converted to, a Eurodollar Loan: By 3:00PM Two (2) Eurodollar Business Days before the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $100,000.00 and in increments of $100,000.00 in excess of such minimum.

                                                                    Exhibit 10.4


                  (iii) Any Eurodollar Loan which matures while a Suspension Event is extant shall be converted, at the option of the Agent to a Base Margin Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Eurodollar Loan.

            (d) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be reasonably acceptable to the Agent

            (e) The Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrower as provided in Section 2-17.

            (f) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, reasonably believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be reasonably satisfactory to the Agent.

            (g) A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                  (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished to the Agent or any Lender pursuant to this Agreement.

                  (ii) All or a portion of any loan or advance so requested will be set aside by the Borrower to cover all of the Borrower's obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                  (iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete in all material respects as of and as if made on the date of such request (other than those which are as of a specific date, in which case such representation was true and complete in all material respects as of such date).

                                                                    Exhibit 10.4


                  (iv)  No Suspension Event is then extant.

            (h) Upon the occurrence, and during the continuance, from time to time of any Suspension Event:

                  (i) The Agent may suspend the Revolving Credit immediately.

                  (ii) Neither the Agent nor any Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                  (iii) The Agent may suspend the right of the Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a Eurodollar Loan.

      2-6.  Making of Loans Under Revolving Credit.

            (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrower.

            (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Agent for the amount thereof immediately) at the following:

                  (i) The Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                  (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

            (c) There shall not be any recourse to or liability of the Agent or any Lender, on account of:

                  (i) Any delay in the making of any loan or advance requested under the Revolving Credit unless due to the Agent's or Lender's gross negligence or willful misconduct.

                  (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                  (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly

                                                                    Exhibit 10.4


      initiated by the Agent in accordance with wire instructions provided to the Agent by the Borrower.

      2-7.  The Loan Account.

            (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Agent. A record may be kept in the Loan Account of all loans made under or pursuant to this Agreement and of all payments thereon.

            (b) The Agent may also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

            (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the Account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against Agent or any Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

            (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand.

            (e) The Agent, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and Borrower's obligations under Section 2- 9(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-7(e) shall bear interest, subject to Section 2-10(f), at the Base Margin Rate.

            (f) Absent manifest error, any statement rendered by the Agent or any Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Agent with written objection thereto within sixty (60) days from the receipt of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

                                                                    Exhibit 10.4


      2-8. The Revolving Credit Notes. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2-8, annexed hereto, executed by the Borrower, one payable to each Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, upon receipt of an indemnification with respect to the lost Revolving Credit Note from the applicable Lender in form and substance reasonably satisfactory to the Borrower and the Agent, the Borrower shall execute a replacement thereof and deliver such replacement to the Agent.

      2-9.  Payment of The Loan Account.

            (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Margin Loans and only then to Eurodollar Loans.

            (b) The Borrower, without notice or demand from the Agent or any Lender, shall pay the Agent that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base. Such payments shall be applied first to Base Margin Loans and only then to Eurodollar Loans.

            (c) Subject to the provisions of Section 7-5(b)(v) hereof, the Agent shall endeavor to cause those applications of payments (if any), pursuant to Sections 2-9(a) and 2-9(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrower, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse the Borrower from any indemnification obligation under Section 2-9(e).

            (d) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

            (e) The Borrower shall indemnify each Lender and hold each Lender harmless from and against any loss, cost or expense (excluding loss of anticipated profits) which such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

            (i) Default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or

                                                                    Exhibit 10.4


      expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans.

            (ii) Default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

            (iii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans as "breakage fees" (so-called).

      2-10. Interest Rates.

      (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2-5(a)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.

            (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate.

            (c) Subject to the provisions hereof, the Borrower, by notice to the Agent, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Borrower.

            (d) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Six (6) Eurodollar Rates applicable to the Revolving Credit Loans at any one time.

            (e) The Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                  (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                  (ii) On the Termination Date and on the End Date.

                  (iii) Following the occurrence, and during the continuance, of any Event of Default, with such frequency as may be determined by the Agent.

                                                                    Exhibit 10.4


            (f) Following the occurrence, and during the continuance, of any Default Interest Event (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent at rate which is the aggregate of the interest rate then in effect plus Two Percent (2%) per annum.

      2-11. Commitment Fee.

      As compensation for the commitments of those Persons who are Lenders on the date of execution of this Agreement to make loans and advances to the Borrower and as compensation for such Lenders' respective maintenance of sufficient funds available for such purpose, such Lenders have earned a COMMITMENT FEE (so referred to herein) at the times and in the amounts as set forth the Fee Letter.

      2-12. Agent's Fee.

      In addition to any other fee or expense paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Agent an AGENT'S FEE (so referred to herein) at the times and in the amounts as set forth in the Fee Letter.

      2-13. Line (Unused) Fee. In addition to any other fee paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Agent, for the benefit of the Lenders, a LINE (UNUSED) FEE (so referred to herein) in arrears, on the first day of each month (and on the Termination Date). The Line (Unused) Fee shall be equal to 0.375% per annum of the difference during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Loan Ceiling and the average unused portion of the Revolving Credit (including, for purposes hereof, the average Stated Amount of Outstanding L/Cs during such period) during such period.

      2-14. Early Termination Fee.

            In the event that the Termination Date occurs, for any reason other than a Permitted Termination, prior to the Maturity Date, the Borrower shall pay the Agent, for the benefit of the Lenders, the EARLY TERMINATION FEE (so referred to herein) determined and payable as follows:


            ---------------------------------------------------------
                    TERMINATION DATE                       FEE
            ---------------------------------------------------------
            Closing Date through July 31, 1999        $450,000.00
            ---------------------------------------------------------
            August 1, 1999 through July 31, 2000      $225,000.00
            ---------------------------------------------------------
            After August 1, 2000                      $         0
            ---------------------------------------------------------

                                                                    Exhibit 10.4


      2-15. Concerning Fees.

            The Borrower shall not be entitled to any credit, rebate or repayment of the Commitment Fee, Agent's Fee, Line (Unused) Fee, Early Termination Fee, or other fee previously earned by the Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Lender's respective obligation to make loans and advances hereunder.

      2-16. Agent's and Lenders' Discretion.

            Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Lender shall be to that Person's exercise of its reasonable judgement, in good faith, based upon that Person's consideration of any such factor as the Agent or that Lender, reasonably deems appropriate and, with respect to the calculation of the Borrowing Base and Reserves, in accordance with the Agent's general eligibility and reserve requirements for Revolving Credit Loans generally and consistent with the methodology used by the Agent in determining the Borrowing Base on the effective date of this Agreement.

      2-17. Procedures For Issuance of L/C's.

      (a) The Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Agent.

            (b) The Agent will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-5(h) and if so issued:

                  (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Fifteen Million Dollars and No Cents ($15,000,000.00).

                  (ii) The expiry of the L/C is not later than the Maturity
      Date.

                  (iii) Availability would not be exceeded.

                  (iv) The sum of (A) the then unpaid principal balance of the Loan Account, plus (B) the then Stated Amount of all L/Cs, plus (C) the then Unreimbursed L/C Obligations, minus (D) the then Stated Amount of all Secured L/Cs shall not exceed the Borrowing Base.

                                                                    Exhibit 10.4


            (c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be reasonably required by the Issuer.

            (d) There shall not be any recourse to, nor liability of, the Agent or any Lender on account of

                  (i) Any delay by an Issuer to issue an L/C;

                  (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

            (e) The Borrower shall reimburse the Issuer for the amount of any drawing under an L/C on the same Business Day of such drawing. The Agent, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Agent's rights under Section 2-9(b) hereof.

      2-18. Fees For L/C's.

      (a) The Borrower shall pay to the Agent a fee, on account of L/C's, the issuance of which had been procured by the Agent, monthly in arrears, and on the Termination Date and on the End Date, equal to 1.50% per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid.

            (b) In addition to the fee to be paid as provided in Subsection 2-18(a), above, the Borrower shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

      2-19. Cash Collateralization of L/Cs(a) With respect to L/Cs with a scheduled expiry after the Maturity Date, thirty (30) days prior to the Maturity Date, and

(b) with respect to all L/Cs, upon the Agent's request after the occurrence, and during the continuance, of any Event of Default hereunder,

the Borrower shall deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to 103% of the then Stated Amount of all outstanding L/Cs. Such deposit shall be held by the Agent as collateral for the payment and

                                                                    Exhibit 10.4


performance of the Liabilities. The Agent shall have the exclusive dominion and control over such account. Such deposits shall not bear interest. Monies in such account shall be automatically applied by the Agent to reimburse the Issuer for any honoring of any L/Cs, together with any other amounts owed to the Issuer, and after all L/Cs have been so reimbursed or otherwise expired, any remaining balance shall be applied in reduction of the Liabilities. In lieu of depositing such cash with the Agent the Borrower may furnish the Agent, for the benefit of the Lenders, with a so-called "back-to-back" letter of credit in form and substance and issued by a bank reasonably satisfactory to the Agent in its sole and absolute discretion, in an amount equal to 103 percent of the then Stated Amount of all outstanding L/Cs. Drawings under such "back-to-back" letters of credit shall be applied by the Agent to the Liabilities in the manner set forth above with respect to the cash collateral account. If no Event of Default then exists, the cash collateral deposited with the Agent and/or the amount of the "back-to-back" letters of credit may be reduced by an amount equal to any reduction from time to time in the Stated Amount of all outstanding L/Cs (other than on account of drawings thereunder).

      2-20. Concerning L/C's.

            (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order, except to the extent that such Issuer, Issuer's correspondents, or advising, negotiating, or paying bank has actual knowledge of any of the foregoing.

            (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

            (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                                                                    Exhibit 10.4


                  (i)   Select an advising bank, if any.

                  (ii)  Select a paying bank, if any.

                  (iii) Select a negotiating bank.

            (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Lender, nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation, except for their gross negligence or willful misconduct.

            (e) The Agent's, each Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

            (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Agent, any or any Issuer has an obligation to lend to fund drawings under any L/C; or

                  (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2-20(g)(i) or 2-20(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost

                                                                    Exhibit 10.4


increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate such Issuer for such increased cost; provided that the Borrower shall not be obligated to make payment of such amounts which arise from transactions which occurred more than ninety (90) Business Days prior to the Agent's furnishing notice hereunder. Any Issuer's determination of costs incurred under Section 2-20(g)(i) or 2-20(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower, absent manifest error.

            (h) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                  (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

                  (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

      2-21. Changed Circumstances.

            (a) The Agent may give the Borrower notice of the occurrence of the following:

                  (i) The Agent shall have determined in good faith (which determination shall be final and conclusive) on any day on which the rate for a Eurodollar Loan would otherwise be set, that adequate and fair means do not exist for ascertaining such rate.

                  (ii) The Agent shall have determined in good faith (which determination shall be final and conclusive) that:

                                                                    Exhibit 10.4


                        (A) The continuation of or conversion of any Revolving
            Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Agent or any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).

                        (B) The indices on which the interest rates for
            Eurodollar Loans are based shall no longer represent the effective cost to the Agent or any Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

            (b) In the event that the Agent gives the Borrower notice of an occurrence described in Section 2-21(a), then, until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply:

                  (i) The obligation of the Agent and of each Lender to make Eurodollar Loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                  (ii) Any notice which the Borrower had given the Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to
      Section 2-21(a), shall be deemed to be a request for a Base Margin Loan.

      (c) Notwithstanding the foregoing, each Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such designation would allow the Lender or its lending office to continue to make Eurodollar Loans.

      2-22. Increased Costs. If there is adopted after the date hereof any requirement of law, or if there is any new interpretation or application of any law after the date hereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                                                                    Exhibit 10.4


            (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Agent or any Lender under this Agreement (except for taxes on the Agent or any Lender's overall net income or capital imposed by the jurisdiction in which the Agent or that Lender's principal or lending offices are located or in which the Agent or that Lender is organized);

            (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

            (c) imposes on any Lender any other condition with respect to any Loan Document; or

            (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by such Lender in respect of any loan, advance or financial accommodation by an amount which the such Lender deems to be material, then upon the Agent's giving written notice thereof upon its receipt of written notice from the subject Lender, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income, provided that the Borrower shall not be obligated to make payment of such amounts which arise from transactions which occurred more than ninety (90) Business Days prior to the Agent's furnishing notice hereunder.

      Notwithstanding the foregoing, each Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such designation would allow the Lender or its lending office to avoid the imposition of such increased costs.

                                                                    Exhibit 10.4


      2-23. Lenders' Commitments.

            (a) The obligations of each Lender are several and not joint. No Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of

                        (i)   that Lender's Commitment Percentage of
      the subject loan or advance or of Availability; or

                        (ii)  that Lender's Dollar Commitment,

            (b) No Lender shall have any liability to the Borrower on account of the failure of any other Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

            (c) The Dollar Commitments, Commitment Percentages, and identities of the Lenders (but not the overall Commitment) may be changed, from time to time by the reallocation or assignment of Dollar Commitments and Commitment Percentages amongst the Lenders or with other Persons who determine to become "Lenders", provided, however, that

                  (i) Unless an Event of Default has occurred and is continuing (in which event, no consent of the Borrower is required) any assignment to a Person not then a Lender shall be subject to the prior consent of the Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Borrower provides the Agent with written objection, not more than five (5) Business Days after the Agent shall have given the Borrower written notice of a proposed assignment).

                  (ii) Any such assignment or reallocation shall be on a pro-rata basis such that each reallocated or assigned Dollar Commitment to any Person remains the same percentage of the overall Commitment (in terms of dollars) as the reallocated Commitment Percentage is to such Person.

                  (iii) No such assignment shall be in an amount less than Ten Million Dollars ($10,000,000.00), or, if less, the total Dollar Commitment of such assigning Lender.

            (d) Upon written notice given the Borrower from time to time by the Agent, of any assignment or allocation referenced in Section 2-23(c):

                  (i) The Borrower shall execute replacement one or more Revolving Credit Notes to reflect such changed Dollar Commitments, Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the

                                                            Exhibit 10.4

      Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrower, the Agent, in lieu of causing the Borrower to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Commitments and Commitment Percentages.

                  (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights and privileges of a Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Lender is a signatory and any person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.

                  (iii) The Borrower shall maintain a register identifying the Lenders from time time.

            (e) The Borrower recognizes that the Agent's exercise of any discretion accorded to the Agent herein and of its rights, remedies, powers, privileges, and discretions with respect to the Borrower is subject to a certain Agency Agreement amongst the Agent and the Lenders. The provisions of the Agency Agreement relating to voting rights of the Lenders and Participants and the replacement of the Agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably delayed or withheld. The Borrower acknowledges that the Borrower's approval of the voting rights shall be deemed furnished if the voting rights provisions described in EXHIBIT 2-23 hereto are incorporated in the Agency Agreement.

      2-24 Replacement of Certain Lenders. If a Lender, other than the Agent, as Lender (an "AFFECTED LENDER"), shall have requested compensation from the Borrower under Sections 2-20(g) or 2-22, or if the Agent shall have delivered a notice pursuant to Section 2-21 claiming that any Lender is unable to extend Eurodollar Loans to the Borrower for reasons not generally applicable to the other Lenders, then, in any such case, so long as no Event of Default exists:

            (a) The Borrower may make written demand on such Affected Lender (with a copy to the Agent) no later than thirty (30) days after such request for the Affected Lender to assign, without recourse, and such Affected Lender shall so assign in accordance with Section 2-23 within ten (10) Business Days after the date of such demand, to one or more financial institutions (which institutions are reasonably acceptable to the Agent) which the Borrower shall have designated for such purpose (a

                                                                    Exhibit 10.4


"REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including its Dollar Commitment, all loans owing to it, all of its participation interests in outstanding L/C's, and its obligation to participate in additional L/C's hereunder) in accordance with Section 2-23. The Borrower shall be responsible for the payment of all reasonable costs and expenses, including reasonable attorney's fees and expenses, incurred by the Agent and the successor Lender in connection with all matters relative to such assignment.

            (b) The Affected Lender shall receive, concurrent with such assignment, in cash, all amounts due and owing to such Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the loans owed to such Lender, together with accrued interest thereon and accrued fees through the date of such assignment from the Replacement Lender, and all amounts payable under Sections 2-20(g) or 2-22 with respect to such Affected Lender.

            (c) Upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto and shall be released of all obligations hereunder.

ARTICLE 3 - CONDITIONS PRECEDENT:

      As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-1 through and including 3-4, (each in form and substance reasonably satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections 3-5 through and including 3-15, shall have been satisfied:

      3-1.  Corporate Due Diligence.

            (a) A Certificate of corporate good standing issued by the Secretary of State of Delaware.

            (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned would reasonably be expected to require such qualification.

            (c) A Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

                                                                    Exhibit 10.4


      3-2. Opinion. An opinion of counsel to the Borrower in form and substance reasonably satisfactory to the Agent.

      3-3. Additional Documents. Such additional instruments and documents as the Agent or its counsel reasonably may require or request.

      3-4. Officers' Certificates. Certificates executed by the President and the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Agent and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

      3-5. Representations and Warranties. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

      3-6. Minimum Excess Availability at Time of Initial Advance. The Borrowing Base, immediately after giving effect to the first funding under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, is not less than $9,500,000.00.

      3-7. All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses reasonably incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agent) shall have been paid (to the extent then invoiced).

      3-8. Acquisition and Anticipated Merger Consummated. (a) The Acquisition shall have been consummated and Specialty Acquisition Corp. shall have received
(a) at least $6,997,500.00 from MSS Acquisition Corp. II, a wholly owned subsidiary of The Bear Stearns Companies Inc., $6,250,000.00 of which is on account of the sale of Specialty Acquisition Corp.'s Series B Redeemable Preferred Stock and $747,500.00 of which is on account of the sale of Specialty Acquisition Corp.'s common stock, and (b) at least $6,000,000.00 from Federated Speciality Stores Inc. on account of the sale of Specialty Acquisition Corp.'s Series A Exchangeable Redeemable Preferred Stock in satisfaction of a portion of the purchase price of the Acquisition, all on terms

                                                                    Exhibit 10.4


and evidenced by documents and agreements reasonably satisfactory to the Agent.

      (b) The Anticipated Merger shall have been consummated (or shall be consummated contemporaneously herewith).

      3-9. Borrower's Assets. The Agent shall have received a copy of the results of the Borrower's most recent physical inventory and such results shall be reasonably satisfactory to the Agent. In addition, the Agent shall be reasonably satisfied that the inventory of the Borrower is located at such places or is in transit to the Borrower and is in the amounts and of the quality and value previously represented by the Borrower to the Agent and the Agent shall have received such reports, material and other information concerning the inventory and the Borrower's suppliers as shall reasonably satisfy the Agent in its sole discretion.

      3-10. Lien Search. The Agent shall have received results of searches or other evidence satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of liens on the assets of the Borrower, except for Permitted Encumbrances and liens for which termination statements and releases reasonably satisfactory to the Agent are being tendered concurrently with the establishment of the Revolving Credit.

      3-11. Perfection of Collateral. The Agent shall have filed all such financing statements and given all such notices as may be necessary for the Agent to perfect its security interest in such of the Collateral as to which the Agent determines to perfect its security interests and to assure its first priority status (subject only to Permitted Encumbrances).

      3-12. Insurance. The Agent shall be reasonably satisfied with the Borrower's insurance arrangements and shall have received all documentation requested in connection with such insurance including, documentation naming the Agent as "loss payee" under each policy (except with respect to the key man life insurance policies, the proceeds of which shall be utilized solely for funding stock repurchases from deceased Management.

      3-13. Sourcing Agreement. The Borrower shall have executed the Sourcing Agreement with Federated Department Stores, Inc. on terms and conditions reasonably acceptable to Agent, and said Federated Department Stores, Inc. and each of the Borrower's customs brokers shall have entered into such agreements with the Agent as the Agent may reasonably require.

      3-14. No Suspension Event. No Suspension Event shall then exist.

                                                                    Exhibit 10.4


      3-15. No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure reasonably would be expected to have a Materially Adverse Effect.

No document shall be deemed delivered to the Agent or any Lender until received and accepted by the Agent at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Agent at said head office.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

      To induce each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

      4-1. Payment and Performance of Liabilities. The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

      4-2. Due Organization - Corporate Authorization - No Conflicts.

            (a) The Borrower presently is and shall hereafter remain in good standing as a Delaware corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification is necessary, except where the failure to so qualify would not have a Material Adverse Effect.

            (b) Each Related Entity as of the date hereof is listed on EXHIBIT 4-2, annexed hereto. Each Subsidiary is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be a Related Entity.

            (c) The Borrower shall not change its State of incorporation nor its taxpayer identification number.

                                                                    Exhibit 10.4


            (d) The Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

            (e) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i) Have been duly authorized by all necessary corporate action.

                  (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

            (f) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors generally and except as the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      4-3.  Trade Names.

            (a) EXHIBIT 4-3, annexed hereto, is a listing of:

            (i) All names under which the Borrower conducted its business within the past five (5) years.

            (ii) All entities and/or persons with whom the Borrower consolidated or merged within the past five (5) years, or from whom the Borrower, within the past five (5) years, acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

                                                                    Exhibit 10.4


            (b) The Borrower will not change its name or conduct its business under any name not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Agent and (ii) in compliance with all other provisions of this Agreement.

      4-4.  Intellectual Property.

            (a) Based upon a diligent inquiry undertaken by the Borrower, it appears to the Borrower that the computer applications, software, embedded microchips and other computer processing capabilities which the Borrower presently employs do not have a Year 2000 Problem. The Borrower will not employ any computer application hereafter unless the Borrower shall have first made a diligent inquiry to assure that no Year 2000 Problem will arise on account of the use of such application.

            (b) The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

            (c) The conduct by the Borrower of the Borrower's business does not presently infringe in any manner which could reasonably be expected to have a Material Adverse Effect(nor will the Borrower conduct its business in the future so as to infringe in any manner which could reasonably be expected to have a Material Adverse Effect)the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

      4-5.  Locations.

            (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at, or in transit to and from, the Borrower's chief executive offices at

                  (i) 11 Penn Plaza, New York, New York 10001; and

                  (ii) those locations which are listed on EXHIBIT 4-5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained.

                                                                    Exhibit 10.4


            (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-5 except:

                  (i) to accomplish sales of Inventory in the ordinary course of business; or

                  (ii) to move Inventory, Equipment and other assets from one such location to another such location; or

                  (iii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                  (iv) to accomplish other dispositions permitted pursuant to Section 4-12(d) hereof.

                  (v) otherwise upon thirty (30) days prior written notice to the Agent.

            (c) Except (i) with respect to Inventory delivered to a processor for finishing, (ii) with respect to Inventory in transit, and (iii) as otherwise disclosed pursuant to, or permitted by, this Section 4-5, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

      4-6.  Title to Assets.

            (a) The Borrower is, and shall hereafter remain, the owner of, or holder of subsisting license or leasehold rights in and to, the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                  (i)   Encumbrances in favor of the Agent.

                  (ii) Those Encumbrances (if any) listed on EXHIBIT 4-6, annexed hereto.

                  (iii) Purchase money security interests in Equipment to secure Indebtedness otherwise permitted hereby.

                  (iv) Encumbrances for taxes, governmental assessments or charges in the nature of taxes not yet due or which are being contested in good faith by appropriate proceedings as to which adequate reserves are maintained on the books of the Borrower in accordance with GAAP.

                  (v) Encumbrances in respect of property or assets of the Borrower imposed by law, which were incurred in the

                                                                    Exhibit 10.4


      ordinary course of business, such as carriers', warehousemen's, customs broker's, materialmen's, repairmen's, and mechanics' liens and other similar Encumbrances, in each case in respect of obligations not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings.

                  (vi) Utility deposits and pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation.

                  (vii) Encumbrances arising under Capital Leases.

                  (viii) Encumbrances resulting from the sale, transfer and assignment of retail Accounts to credit card processors.

                  (ix) Deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, all to the extent such obligations are otherwise permitted hereunder.

                  (x) Encumbrances on Equipment of a Person which becomes a Subsidiary after the date hereof pursuant to, and Equipment acquired in connection with, a Permitted Acquisition, provided that (A) such Encumbrances existed at the time such Person became a Subsidiary or such Equipment was acquired and were not created in anticipation of the acquisition, and (B) any such Encumbrance does not cover any other assets of such Person after it became a Subsidiary or any other assets of the Borrower after such Equipment was acquired, and (C) such Encumbrance does not secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person became a Subsidiary or the time of such acquisition.

                  (xi) Encumbrances consisting of the right of setoff of a customary nature or bankers' liens on amounts on deposit incurred in the ordinary course of business.

                  (xii) Encumbrances on goods in favor of customs and revenue authorities which secure the payment of customs duties in connection with the importation of such goods, which obligations are not overdue.

                  (xiii) Encumbrances constituting precautionary filings by lessors and bailees with respect to assets which are leased or entrusted to the Borrower but in which assets the Borrower has mere possessory rights.

                                                                    Exhibit 10.4


                  (xiv) Encumbrances arising from judgments which do not result in an Event of Default under Section 10-10 hereof.

            (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

            (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                  (i) Equipment which is merely incidental to the conduct of the Borrower's business.

                  (ii) Equipment, the acquisition or right to use of which has been consented to by the Agent, which consent may be conditioned upon the Agent's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Agent.

                  (iii) Equipment, the acquisition of which is permitted pursuant to Section 4-7(c) hereof or which is the subject of an operating lease (but not Capital Leases).

      4-7. Indebtedness. The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:

            (a) Any Indebtedness to the Lenders .

            (b) The Indebtedness (if any) listed on EXHIBIT 4-7, annexed hereto.

            (c) Capital Lease obligations and purchase money Indebtedness not to exceed the aggregate principal amount outstanding in excess of $5,000,000.00, and extensions, renewals and refinancings thereof on terms no less favorable in any material respect to the Borrower than the Indebtedness or Capital Lease being refinanced.

            (d) Subordinated Indebtedness.

            (e) Other Indebtedness not to exceed $5,000,000.00 outstanding at any time.

      4-8.  Insurance Policies.

            (a) EXHIBIT 4-8, annexed hereto, is a schedule of all material insurance policies owned by the Borrower or under which the Borrower is the named insured as of the date hereof (excluding key man life insurance policies, the proceeds of which shall be utilized to fund Management stock repurchases as

                                                                    Exhibit 10.4


permitted hereunder). Each of such policies is in full force and effect. Neither the issuer (to the Borrower's knowledge) of any such policy nor the Borrower is in default or violation of any such policy.

            (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Agent . The coverage reflected on EXHIBIT 4-8 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, as loss payee and additional insured, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Agent , at its option, may obtain such insurance, provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent regarding compliance by the Borrower with the foregoing insurance provisions.

            (c) After the occurrence, and during the continuance, of an Event of Default, the Borrower shall advise the Agent of each claim made by the Borrower under any policy of insurance which covers the Collateral and will permit the Agent, at the Agent's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim. The Borrower hereby appoints the Agent as the Borrower's attorney in fact, exercisable after the occurrence, and during the continuance, of an Event of Default, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance. This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent. The Agent shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Agent may determine.

                                                                    Exhibit 10.4


      4-9. Licenses. Each material license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect. To the Borrower's knowledge, no party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

      4-10. Leases. EXHIBIT 4-10, annexed hereto, is a schedule of all presently effective Capital Leases. EXHIBIT 4-5 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases presently is in full force and effect. As of the date hereof, no party to any such Lease or Capital Lease is in default or violation in any material respect of any such Lease or Capital Lease (for which the Borrower has not received an indemnification from the Seller) and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Agent at any time and from time to time after the occurrence, and during the continuance, of an Event of Default to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Agent may determine.

      4-11. Requirements of Law. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law, except to the extent that such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Borrower has not received any notice of any material violation of any Requirement of Law, which violation has not been cured or otherwise remedied.

      4-12. Maintain Properties. The Borrower shall:

            (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

            (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

            (c) Not use any of the Collateral in violation of any policy of insurance thereon.

            (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                  (i) The sale of Inventory in compliance with this Agreement.

                                                                    Exhibit 10.4


                  (ii) as long as no Event of Default exists or would arise as a result thereof, the disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

                  (iii) The surrender, disposition, or expiration of Collateral (such as trademarks and copyrights) no longer used or useful for the conduct of the Borrower's business in the ordinary course.

                  (iv) The turning over to the Agent of all Receipts as provided herein.

                  (v) The transfer , sale and assignment of retail Accounts to credit card processors.

      4-13. Pay Taxes.

            (a) The Borrower has been a member of the affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which Federated Department Stores, Inc. is the common parent (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) and which has included the Seller and the Borrower since 1995.

            (b) Except as disclosed on EXHIBIT 4-13, (i) all tax returns (federal, state, local or foreign) that relate to or include the Borrower and that are due on or before the date hereof, taking into account any extensions for the filing thereof, have been or will be prepared and timely filed in accordance in all material respects with applicable Requirements of Law, (ii) all such tax returns are or will be correct and complete insofar as they relate to the Borrower, and (iii) all taxes (federal, state, local or foreign) for which the Borrower may be liable that are due (whether or not shown on any tax return) have been or will be paid in full.

            (c) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority, except to the extent such taxes are being contested by the Borrower in good faith, and adequate reserves are being maintained therefor on the Borrower's books in accordance with GAAP; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee

                                                                    Exhibit 10.4


Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file, in each case, taking into account any applicable extension periods.

            (d) At its option, after the occurrence, and during the continuance, of a Suspension Event, the Agent may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Agent, in the Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

      4-14. No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U,T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      4-15. ERISA. From and after the date hereof, neither the Borrower nor any ERISA Affiliate shall, in any manner which could reasonably be expected to have a Material Adverse Effect:

            (a) Fail to comply in all material respects with any Employee Benefit Plan.

            (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

            (c) Engage in any non-exempt "prohibited transactions" (as described in ERISA).

            (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

            (e) Accumulate any material funding deficiency within the meaning of
Section 302 of ERISA.

                                                                    Exhibit 10.4


            (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

            (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA.

      4-16. Hazardous Materials.

            (a) Other than matters that could not reasonably be expected to have a Material Adverse Effect, the Borrower has never:

                  (i) Been legally responsible for any release or threat of release of any Hazardous Material.

                  (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

            (b) The Borrower shall:

                  (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws, except for dispositions which could not reasonably be expected to have a Material Adverse Effect.

                  (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws or could not reasonably be expected to have a Material Adverse Effect.

            (c) The Borrower shall provide the Agent with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable, other than expense or loss that could not reasonably be expected to have a Material Adverse Effect.

      4-17. Litigation. Except as described in EXHIBIT 4-17, annexed hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or

                                                                    Exhibit 10.4


investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

      4-18. Dividends or Investments. The Borrower shall not:

            (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock, except for the following:

            (i) Quarterly dividends on account of the Series A Exchangeable Redeemable Preferred Stock owned by Federated Specialty Stores, Inc., provided such dividends are paid only for the immediately preceding fiscal quarter (no payments of arrearages being permitted) and shall not exceed six percent (6%) per annum of the liquidation value of such stock, all as provided in the Preferred Stock Documentation;

            (ii) Quarterly dividends on account of the Series B Redeemable Preferred Stock owned by MSS Acquisition Corp. II, provided such dividends are paid only for the immediately preceding fiscal quarter (no payments of arrearages being permitted) and shall not exceed twelve and one half percent (12.50%) per annum of the liquidation value of such stock, all as provided in the Preferred Stock Documentation;

            in each case only as long as the Dividend Conditions have been satisfied.

            (iii) If the Dividend Conditions have not been satisfied but the Special Annual Conditions have been satisfied, an annual dividend payment on account of each of Series A and Series B of the Preferred Stock in an amount not to exceed the lesser of (A) the difference between (x) the aggregate annualized dividends which would have been payable pursuant to clauses (i) and (ii) hereof on account of such Preferred Stock had the Dividend Conditions been satisfied (except with respect to the fiscal year ending January 31, 1999 only, the aggregate dividends which have accrued after the effectiveness of this Agreement) and (y) the actual amount of dividends paid on account of each such series of Preferred Stock during the subject fiscal year, or (B) the excess of the actual EBITDA for such fiscal year over the EBITDA projected for such fiscal year in the Business Plan.

                                                                    Exhibit 10.4


            (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock other than (i) repurchases in the ordinary course of business upon the death or termination of employment of Management shareholders, and (ii) redemptions of the Preferred Stock at the times and in the amounts required under the Preferred Stock Documentation as in effect on the date hereof, but only if, in the case of this clause (ii), (A) no Suspension Event exists or would arise therefrom, and (B) Availability, immediately after giving effect to any such redemption, shall be at least $3,000,000.00, and (C) if such redemption is required because of the occurrence of an IPO (as defined in the Preferred Stock Documentation), the amount paid on account of such redemption shall not exceed the net proceeds received by the Borrower from such IPO.

            (c) Except as provided in Section 4-25 or with respect to Permitted Acquisitions, invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

            (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity, other than (i) the Anticipated Merger (which the Borrower shall complete immediately following consummation of the Acquisition), (ii) the merger of any of the Borrower's other Subsidiaries with and into the Borrower, and (iii) in connection with any Permitted Acquisitions.

            (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity, except in connection (i) the Anticipated Merger, and (ii) any Permitted Acquisition.

            (f) Organize or create any Subsidiary, other than in connection with a Permitted Acquisition and only if (i) such Subsidiary guarantees the repayment of the Liabilities and (ii) such Subsidiary grants the Agent, for the benefit of the Agent and the Lenders, a first priority Encumbrance (subject to Permitted Encumbrances) on all of its assets, all of the foregoing satisfactory in form and substance to the Agent.

            (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

            (h) Acquire any assets other than Permitted Acquisitions, by the making of Capital Expenditures to the extent permitted hereunder, and other than in the ordinary course and conduct of the Borrower's business permitted under
Section 4-21 hereof.

      4-19. Loans. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person,

                                                                    Exhibit 10.4


provided, however, the foregoing does not prohibit any of the following:

            (a) Advance payments made to the Borrower's suppliers in the ordinary course.

            (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower in the ordinary course of business, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

            (c) Loans to non-Management employees in the ordinary course of business, not to exceed $100,000.00 in the aggregate outstanding at any time.

            (d) Advances on account of sales of Inventory in the ordinary course of business made on credit and all Accounts arising therefrom.

      4-20. Protection of Assets. The Agent, in the Agent's reasonable discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Agent may deem necessary to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Agent, on demand, or the Agent, in its reasonable discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

      4-21. Line of Business. The Borrower shall not engage in any business other than the business in which it is currently engaged (which is agreed to be the marketing, distribution and sale of apparel products and accessories and the licensing of trade names, trademarks and intellectual property to third Persons in connection with the foregoing) or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

      4-22. Affiliate Transactions. The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price and on terms which shall not be less favorable to the Borrower from

                                                                    Exhibit 10.4


those which would have been charged in an arms length transaction, provided that, notwithstanding the foregoing, until the occurrence, and during the continuance, of an Event of Default, the Borrower may (a) pay management fees at the times and in the amounts, and (b) may maintain and make payments with respect to those transactions, in each case as set forth in EXHIBIT 4-22 hereof.

      4-23. Additional Assurances.

            (a) Except as set forth on EXHIBIT 4-23, the Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will not be subject to a perfected security or other collateral interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

            (b) Except as set forth on EXHIBIT 4-23, the Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances).

            (c) The Borrower shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's security interests in the Collateral; and to comply in all material respects with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be reasonably required by the Agent with respect to the recordation and/or perfection of the security interests created herein.

            (d) The Borrower hereby designates the Agent as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's security and other collateral interests in the Collateral.

            (e) To the full extent permitted by applicable law, a carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4-23 shall be sufficient for filing to perfect the security interests granted herein.

                                                                    Exhibit 10.4


      4-24. Adequacy of Disclosure.

            (a) All financial statements for periods after the date hereof which are furnished to the Agent and each Lender by the Borrower shall be prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered.

            (b) To the knowledge of the Borrower's executive officers, as of the date hereof, there has been no change in the financial condition, results of operations, or cash flows of the business which is the subject of the Acquisition from the financial statements which the Seller has furnished the Borrower and the Borrower has, in turn, furnished the Agent, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

            (c) As of the effective date of this Agreement, the Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Agent and each Lender prior to the execution of this Agreement.

            (d) No document, instrument, agreement, or paper now or hereafter given the Agent or any Lender by or on behalf of the Borrower in connection with the execution of this Agreement by the Agent and each Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future would reasonably be expected to have, a material adverse effect on the financial condition of the Borrower which has not been disclosed in writing to the Agent and each Lender.

      4-25. Investments. As long as no Revolving Credit Loans are then outstanding, the Borrower may make investments consisting of Cash Equivalents maintained at BankBoston, N.A. or at the bank in which the Operating Account has been established, funds on deposit in the Operating Account and the DDAs.

      4-26. Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

      5-1.  Maintain Records. The Borrower shall:

                                                                    Exhibit 10.4


            (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions after the date of the consummation of the Acquisition, all in accordance with GAAP, applied consistently with all prior periods arising after the consummation of the Acquisition, to fairly reflect, in all material respects, the financial condition of the Borrower at the close of, and its results of operations for, the periods in question. (The Agent hereby acknowledges that the records maintained prior to the Acquisition may not have been maintained by the Seller in accordance with GAAP).

            (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP (but for the absence of footnotes and year end adjustments), applied consistently with all prior periods arising after the consummation of the Acquisition, to fairly reflect, in all material respects, the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

            (c) At all times, keep accurate (in all material respects) and current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

            (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent and instruct such accountants to fully cooperate with, and be available to, the Agent and each Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent or that Lender.

            (e) Not change the Borrower's fiscal year for book accounting purposes.

      5-2.  Access to Records.

            (a) The Borrower shall afford the Agent and the Agent's representatives with access from time to time, during normal business hours and, unless an Event of Default exists, upon reasonable notice, as the Agent and such representatives may require to all properties owned by or over which the Borrower has control. The Agent and the Agent's representatives shall have the right, and the Borrower will permit the Agent and such representatives from time to time as the Agent and such

                                                                    Exhibit 10.4


representatives may request, during normal business hours and, unless an Event of Default exists, upon reasonable notice, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files pertaining to its business operations, financial information or the Collateral. The Borrower shall make copying facilities reasonably available to the Agent.

            (b) The Borrower hereby authorizes the Agent and the Agent's representatives to:

                  (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, whether in the possession of the Borrower or in the possession of any service bureau, contractor, accountant, or other person, (and the Borrower directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent and the Agent's representatives with respect thereto), provided that, as long as no Event of Default then exists and is continuing such inspections and reviews shall not take place more frequently than three (3) times in any twelve (12) month period.

                  (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral, provided that, as long as no Event of Default exists and is continuing, the form and content of any such verification letters shall be subject to the prior approval of the Borrower (whose consent shall not be unreasonably withheld or delayed).

      5-3.  Prompt Notice to Agent.

            (a) The Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                  (i) Any change in the Borrower's executive officers.

                  (ii) The completion of any physical count of the Borrower's Inventory (together with a copy of the certified results thereof).

                                                                    Exhibit 10.4


                  (iii) Any ceasing of the Borrower's making of payment, in the ordinary course, to a material portion (in amount or number) of its creditors.

                  (iv) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than twenty (20) Business Days following the day on which such rent first came due, except for Leases for such locations which have been terminated or abandoned by the Borrower.

                  (v) Any material change in the business, operations, or financial affairs of the Borrower.

                  (vi) The occurrence of any Suspension Event, that has not been cured by the Borrower or waived by the Agent and the Lenders.

                  (vii) Any decision on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

                  (viii) Any litigation which, if determined adversely to the Borrower, would reasonably be expected to have a material adverse effect on the financial condition of the Borrower.

            (b) The Borrower shall provide the Agent, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

      5-4. Borrowing Base Certificate. The Borrower shall provide the Agent with a Borrowing Base Certificate (in the form of EXHIBIT 5-4 annexed hereto, as such form may be revised from time to time by the Agent), together with such supporting schedules as may be required by the Agent, by 11:30 AM no less frequently than on each Wednesday, as of the immediately preceding Saturday. Such Certificate may be sent to the Agent by facsimile transmission.

      5-5. Weekly Reports. Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Borrower shall provide the Agent with a sales audit report (in such form as may reasonably be specified from time to time by the Agent). Such report may be sent to the Agent by facsimile transmission.

      5-6.  Monthly Reports.

                                                                    Exhibit 10.4


            (a) Monthly, the Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may reasonably specify):

                  (i) Within Fifteen (15) days of the end of the previous month:

                        (A) A "Stock Ledger Inventory Report" and a Certificate
            (signed by the Borrower's Controller or Chief Financial Officer) concerning the Borrower's Inventory.

                        (B) An aging of the Borrower's Inventory, to the extent
            available.

                        (C) A Rolling Operating Forecast.

                  (ii) Within Thirty (30) days of the end of the previous month:

                        (A) Reconciliations of the above described Report and
            Inventory Certificate (Section 5-6(a)(i)(A)) to Availability and to the general ledger as of the end of the subject month.

                        (B) A Gross Margin Reconciliation.

                        (C) An aging of the Borrower's accounts payable.

                        (D) A Store Activity Report.

                        (E) An internally prepared financial statement of the
            Borrower's financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan, and Management's analysis and discussion of the operating results reflected therein.

            (b) For purposes of Section 5-6(a)(i), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be August, 1998 and for purposes of Section 5-6(a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be August, 1998.

      5-7. Quarterly Reports. Quarterly, within forty-five (45) days following the end of each of the Borrower's fiscal quarters,

                                                                    Exhibit 10.4


the Borrower shall furnish the Agent with an internally prepared financial statement of the Borrower's financial condition and the results of its operations for, the period ending with the end of the subject quarter, which financial statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding quarter of the then immediately previous year, as well as to the Business Plan, and Management's analysis and discussion of the operating results reflected therein.

      5-8.  Annual Reports.

            (a) Annually, within one hundred twenty (120) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Agent with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

            (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Agent) that:

                  (i) Such annual financial statement will be delivered by the
            Borrower to the Agent (for subsequent distribution to each Lender).

                  (ii) It is an intention of the Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

                  (iii) The Borrower has been advised that the Agent (and each
            Lender) will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

            (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

                                                                    Exhibit 10.4


      5-9. Officers' Certificates. The Borrower shall cause the Borrower's Controller and Chief Financial Officer respectively to provide such Person's Certificate (prepared in their corporate and not individual capacities) with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

            (a) Indicate that the subject statement was prepared in accordance with GAAP (but only with respect to periods after consummation of the Acquisition) consistently applied and presents fairly in all material respects the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to the following:

                  (i) year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                  (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5-12.

            (b) Indicate either that (i) no Suspension Event has occurred or
(ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

            (c) With the quarterly and annual statements only, include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-12 hereof.

      5-10. Inventories, Appraisals, and Audits.

            (a) The Agent, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of, and at the request of, the Borrower.

            (b) The Borrower, at its own expense, shall cause not less than one
(1) physical inventory to be undertaken in each twelve (12) month period during which this Agreement is in effect conducted by such inventory takers as are reasonably satisfactory to the Agent and following such methodology as may be reasonably satisfactory to the Agent.

                                                                    Exhibit 10.4


                  (i) The Borrower shall provide the Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) within fourteen (14) days following the completion of such inventory.

                  (ii) The Borrower shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) to the Borrower's books and records within forty-five (45) days following completion of such inventory.

                  (iii) The Agent, in its discretion, following the occurrence, and during the continuance, of a Suspension Event, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrower).

            (c) Upon the Agent's request from time to time, the Borrower shall permit the Agent to obtain appraisals (except as set forth in the proviso below, in all events, at the Borrower's expense) conducted by such appraisers as are satisfactory to the Agent and using a methodology similar in scope and nature as was undertaken on behalf of the Agent prior to the effectiveness of this Agreement. Without limiting the foregoing, the Agent may obtain periodic Inventory liquidation analyses performed by Hilco/Great American Group or another liquidation analysis firm selected by the Agent, provided that, as long as no Event of Default has occurred and is continuing, the Agent shall not require the Borrower to pay for more than three (3) such appraisals, or in excess of $40,000.00 in the aggregate, in any twelve month period.

            (d) The Agent contemplates conducting Three (3) commercial finance audits of the Borrower's books and records during any Twelve (12) month period during which this Agreement is in effect, using a methodology similar in scope and nature as was undertaken on behalf of the Agent prior to the effectiveness of this Agreement. In its discretion, following the occurrence of a Suspension Event, the Agent may undertake additional such audits during such period. Such commercial finance examinations shall be at the Borrower's expense, provided that prior to the occurrence, and during the continuance, of an Event of Default, the maximum amount payable by the Borrower in any fiscal year shall not exceed $25,000.00 in the aggregate.

            (e) The Agent from time to time may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. Such mystery shopping shall be at the Borrower's expense, provided that prior to the occurrence, and during the continuance, of an Event of Default, the maximum amount payable by the Borrower in any fiscal year shall not exceed $1,500.00 in the aggregate. The Agent shall provide the

                                                                    Exhibit 10.4


Borrower with a copy of any non-confidential results of such mystery shopping.

      5-11. Additional Financial Information.

            (a) In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Agent (and any guarantor of the Liabilities shall also provide the Agent), with such other and additional information concerning the Borrower (or guarantor), the Collateral, the operation of the Borrower's (or guarantor's) business, and the Borrower's (or guarantor's) financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time reasonably request from the Borrower.

            (b) The Borrower may provide the Agent, from time to time hereafter, with updated projections of the Borrower's anticipated performance and operating results.

            (c) In all events, the Borrower, no sooner than ninety (90) nor later than thirty (30) days prior to the end of each of the Borrower's fiscal years, shall furnish the Agent with an updated and extended projection which shall go out at least through the end of the then next fiscal year. Together with such updated and extended projections, the Borrower shall deliver to the Agent a description of the methodology and assumptions upon which the projections were prepared.

            (d) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Agent or any Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Agent and the Lenders and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

      5-12. Financial Performance Covenants. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 5-12(a), annexed hereto, certain of which covenants are based on the Business Plan set forth on EXHIBIT 5-12(b), annexed hereto. Such financial performance covenants are subject to change, revision, roll over, and extension as provided in Section 5-11 hereof. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Lender may determine the Borrower's compliance with such covenants based upon financial reports and statements provided by the Borrower to the Agent (whether or not such financial reports and statements are

                                                                    Exhibit 10.4


required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Agent.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL:

      6-1.  Use of Inventory Collateral.

            (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course (other than promotions, markdowns, and discounts in the ordinary course of business) and shall not engage in sales or other dispositions to creditors in reduction or satisfaction of such creditors' claims; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement. Notwithstanding the foregoing, the Borrower may "job-out" end of season and slow-moving Inventory, provided that the Inventory so disposed of does not exceed five percent (5%) of the Borrower's aggregate retail receipts in any fiscal year.

            (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Agent.

      6-2. Adjustments and Allowances. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this Section 6-2 may be limited or terminated by the Lender at any time after the occurrence, and during the continuance, of an Event of Default in the Agent's discretion.

      6-3.  Validity of Accounts.

            (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor (subject to adjustments for returned Inventory in the ordinary course of business) and shall have been fully earned by performance by the Borrower.

            (b) The Agent, from time to time (at the expense of the Borrower in each instance), may verify the validity, amount, and all other matters with respect to the Receivables Collateral directly with Account Debtors (including without limitation, by forwarding balance verification requests to the Borrower's Account Debtors), and with the Borrower's accountants, collection

                                                                    Exhibit 10.4


agents, and computer service bureaus (each of which is hereby authorized and directed to cooperate in full with the Lender and to provide the Agent with such information and materials as the Agent may request), provided that, as long as no Event of Default exists and is continuing, the form and content of any such verification letters shall be subject to the prior approval of the Borrower (whose consent shall not be unreasonably withheld or delayed).

            (c) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts (other than customary adjustments and chargebacks in the ordinary course of business) and shall notify the Agent of any such fact immediately after Borrower becomes aware of any such impairment.

            (d) Except as set forth in EXHIBIT 6-3, the Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Agent) in the event of the Borrower's failure so to perform.

      6-4. Notification to Account Debtors. The Agent shall have the right at any time after the occurrence, and during the continuance, of an Event of Default, to notify any of the Borrower's Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

      7-1   Depository Accounts.

            (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

            (b) The Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement:

                  (i) Notification, executed on behalf of the Borrower, to each depository institution with which any DDA is maintained (other than the Operating Account), in form reasonably satisfactory to the Agent, of the Agent's interest in such DDA.

                  (ii) An agreement (generally referred to as a "Blocked Account Agreement"), in form reasonably satisfactory to the Agent, with any depository institution at which a Blocked Account is maintained.

                                                                    Exhibit 10.4


                  (iii) An agreement, in form reasonably satisfactory to the Agent, with any depository institution at which the Operating Account is maintained.

            (c) The Borrower will not establish any DDA hereafter unless, contemporaneous with such establishment, the Borrower delivers to the Agent an agreement (in form satisfactory to the Agent) executed on behalf of the depository with which such DDA is being established.

      7-2.  Credit Card Receipts.

            (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

            (b) The Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Agent), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Agent. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Agent.

      7-3.  The Concentration, Blocked, and Operating Accounts.

            (a) The following checking accounts have been or will be established (and are so referred to herein):

                  (i) The CONCENTRATION ACCOUNT: Established by the Agent with BankBoston, N.A..

                  (ii) The BLOCKED ACCOUNT: Established by the Borrower with Citibank, N.A.

                  (iii) The OPERATING ACCOUNT: Established by the Borrower with Citibank, N.A.

            (b) The contents of each DDA, of the Operating Account, and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property.

            (c) The Borrower:

                                                                    Exhibit 10.4


                  (i) Contemporaneously with the execution of this Agreement, shall provide the Agent with such agreement (generally referred to as a "Blocked Account Agreement") of the depository with which the Blocked Account is maintained as may be reasonably satisfactory to the Agent;

                  (ii) Contemporaneously with the execution of this Agreement, shall provide the Agent with such agreement of the depository with which the Operating Account is maintained as may be reasonably satisfactory to the Agent; and

                  (iii) Shall not establish any Blocked Account or Operating Account hereafter except upon not less than Thirty (30) days prior written notice to the Agent and the delivery to the Agent of a similar such agreement.

                  (iv) Within sixty (60) days after the date hereof, shall terminate the existing Blocked Account with Citibank, N.A. and shall establish a Blocked Account with such other depository as may reasonably satisfactory to the Agent.

            (d) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Agent or by any bank in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

      7-4.  Proceeds and Collection of Accounts.

            (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Agent; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Blocked Account.

            (b) The Borrower shall cause the ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of

                  (i) the then current contents of each DDA (other than the Operating Account), each such transfer to be net of any minimum balance, not to exceed $5,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and

                  (ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto.

                                                                    Exhibit 10.4


Telephone advice (confirmed by written notice) shall be provided to the Agent on each Business Day on which any such transfer is made.

            (c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $5,000.00, as may be required to be maintained in the Blocked Account by the bank at which the Blocked Account is maintained.

            (d) In the event that, notwithstanding the provisions of this
Section 7-4, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Agent and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Agent.

      7-5.  Payment of Liabilities.

            (a) On each Business Day, the Agent shall apply, towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained).

            (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                  (i) Funds shall be deemed to have been deposited to the
            Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00 PM on that Business Day.

                  (ii) Funds paid to the Agent, other than by deposit to the
            Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM on that Business Day.

                  (iii) If notice of a deposit to the Concentration Account
            (Section 7-5(b)(i)) or payment (Section 7-5(b)(ii)) is not available to the Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 AM on the then next Business Day.

                                                                    Exhibit 10.4


                  (iv) All deposits to the Concentration Account and other
            payments to the Agent are subject to clearance and collection.

                  (v) All payments shall be applied First to pay Liabilities other than the principal balance of the Loan Account; Second in reduction of Base Margin Loans until paid in full, and Third in reduction of Eurodollar Loans until paid in full, together with any amounts which become due as a result of such payment pursuant to
            Section 2-8(e) hereof; provided that at the Borrower's option, as long as no Event of Default then exists, the Borrower shall have the right, in lieu of making a prepayment on account of the Eurodollar Loans, to cause any amounts in excess of the sums required to pay the Liabilities described in clauses First and Second, above, to be deposited with the Agent and held as collateral for the Liabilities and applied to the payment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto, in order of maturity of such Interest Periods (or upon the occurrence, and during the continuance, of an Event of Default, to the Liabilities in such order and manner as the Agent, in its discretion, shall determine).

            (c) The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7- 5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that both
(i) a Suspension Event has occurred and is continuing, and (ii) one or more L/C's are then outstanding, the Agent may establish a funded reserve of up to 103% of the aggregate Stated Amounts of such L/C's.

      7-6. The Operating Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Operating Account. Until the occurrence, and during the continuance, of an Event of Default, as provided in the agreement with the depository with which the Operating Account has been established, the Agent shall not be entitled to exercise any dominion or control over the funds in the Operating Account.

ARTICLE 8 - GRANT OF SECURITY INTEREST:

      8-1. Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Agent, for the ratable benefit of the Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the

                                                                    Exhibit 10.4


Lenders, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

            (a)   All Accounts and Accounts Receivable.

            (b)   All Inventory.

            (c)   All General Intangibles.

            (d)   All Equipment.

            (e)   All Goods.

            (f)   All Fixtures.

            (g)   All Chattel Paper.

            (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

            (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

            (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing(8-1(a) through 8-1(i)) or otherwise.

            (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8- 1(a) through 8-1(i)), including the right of stoppage in transit.

provided that, the Collateral shall not include (i) key man life insurance policies or proceeds to fund stock repurchases from deceased Management, or (ii) leases or licenses and rights thereunder to the extent of enforceable anti-assignment

                                                                    Exhibit 10.4


provisions therein contained which have not been waived, provided, however, that in no event shall the foregoing be construed to exclude from the security interest created by this Agreement, proceeds or products of any such leases or licenses or any accounts receivable or the right to payments due or to become due the Borrower under any such lease or license.

      8-2. Extent and Duration of Security Interest. This grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Agent and shall continue in full force and effect applicable to all Liabilities, until all Liabilities have been paid and/or satisfied in full (other than indemnities not then due and payable, which survive repayment of the Revolving Credit Loans and the L/Cs and termination of the Commitments) and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Agent (which the Agent agrees to do upon payment and satisfaction of all such Liabilities).

ARTICLE 9 - AGENT AS BORROWER'S ATTORNEY-IN-FACT:

      9-1. Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Agent as the Borrower's true and lawful attorney, with full power of substitution, exercisable after the occurrence, and during the continuance, of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Agent. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:

            (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

            (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Agent shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Agent determines to be the appropriate person to whom to so turn over such mail.

            (c) Endorse the name of the Borrower in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                                                                    Exhibit 10.4


            (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

            (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

            (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

            (g) Use, license or transfer any or all General Intangibles of the Borrower.

      9-2. No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, provided that, if the Agent elects to use or license any General Intangibles of the Borrower consisting of trademarks, copyrights or similar property, the Agent shall use reasonable efforts to preserve and maintain any such trademark, copyright or similar property (but nothing contained herein shall obligate the Agent to undertake (or refrain from undertaking) any specific action with respect thereto). The Agent and the Lenders shall not be responsible to the Borrower for any act or omission to act pursuant to Section 9-1, except to the extent that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 10 - EVENTS OF DEFAULT:

      The occurrence of any event described in this Article 10 shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10-12, any and all Liabilities shall become due and payable without any further act on the part of the Agent or any Lender. Upon the occurrence, and during the continuance, of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Agent and without notice or demand. The occurrence and continuance of any Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents, whether such Loan Documents now exist or hereafter arise.

                                                                    Exhibit 10.4


      10-1. Failure to Pay Revolving Credit. The failure by the Borrower to pay any principal amount when due under the Revolving Credit.

      10-2. Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability within three (3) days of the date when due other than the principal amount under the Revolving Credit.

      10-3. Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 10-1 or Section 10-2 hereof, and included in any of the following provisions hereof:

                  Section             Relates to            :
                  ------------------------------------------
                  4-5               Location of Collateral
                  4-6               Title to Assets
                  4-7               Indebtedness
                  4-8(b)            Insurance Policies
                  6-1               Use of Collateral
                  5-12              Financial Covenants
                  Article 7         Cash Management

      10-4. Failure to Perform Covenant or Liability (Limited Grace Period). The failure by the Borrower, upon three(3) days written notice by the Agent, to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant under Sections 4-13, 4-22, 4-23, and
Article 5 hereof (other than Sections 5-12 hereof).

      10-5. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower, upon fifteen (15) days written notice by the Agent, to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant hereunder or under any other Loan Document or with any Liability not described in any of Sections 10-1, 10-2, 10-3 or 10-4 hereof.

      10-6. Misrepresentation. Any representation or warranty at any time made by the Borrower to the Agent or any Lender is not true or complete in all material respects when given.

      10-7. Default of Other Debt. The occurrence of any event such that any Indebtedness of the Borrower to any creditor in excess of $1,000,000.00, other than the Agent or any Lender, could then be accelerated (whether or not the subject creditor takes any action on account of such occurrence), provided that if such event is waived in writing by the holder of the Indebtedness prior to the exercise of remedies by the Agent and the Lenders

                                                                    Exhibit 10.4


hereunder, the occurrence of such event shall not constitute an Event of Default hereunder.

      10-8. Default of Leases. The occurrence of any event such that Leases of the Borrower representing ten percent (10%) or more (in number) of all Leases of the Borrower could then be terminated (whether or not any or all of the subject lessors take any action on account of such occurrence), provided that if such event is waived in writing by the subject lessors prior to the exercise of remedies by the Agent and the Lenders hereunder, the occurrence of such event shall not constitute an Event of Default hereunder.

      10-9. Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, having an aggregate value in excess of $500,000.00.

      10-10. Judgment. Restraint of Business.

            (a) The entry of any uninsured judgment against the Borrower, in excess of $1,000,000.00, individually or in the aggregate, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

            (b) The entry of any order or the imposition of any other process having the force of law, in either case applicable specifically to the Borrower, the effect of which is to restrain in any material adverse way the conduct by the Borrower of its business in the ordinary course, which order is not dissolved within ten (10) days of its imposition.

      10-11. Business Failure. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any material part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower generally; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief generally from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors, provided that, if such proceeding is initiated against the Borrower, an Event of Default shall not arise hereunder unless such proceeding is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when initiated; and/or the initiation by or on behalf of the Borrower

                                                                    Exhibit 10.4


of the liquidation or winding up of all or any material part of the Borrower's business or operations.

      10-12. Bankruptcy. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from its debts generally pursuant to the Bankruptcy Code or any other insolvency statute or procedure of general application; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from its debts generally pursuant to the Bankruptcy Code or any other insolvency statute or procedure of general application, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

      10-13. Default by Guarantor or Subsidiary. The occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any Subsidiary of the Borrower, as if such guarantor or Subsidiary were the "Borrower" described therein.

      10-14. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which would reasonably be expected to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

      10-15. Termination of Guaranty. The termination or attempted termination of any guaranty by any guarantor of the Liabilities (other than in accordance with its terms or as permitted by the Lenders).

      10-16. Challenge to Loan Documents.

            (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise

                                                                    Exhibit 10.4


adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

            (b) Any determination by any court or any other judicial or government authority that the Loan Documents, taken as a whole, are not enforceable strictly in accordance with their terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

      10-17. Executive Management. The death or disability of the Key Executive, or the failure of the Key Executive at any time to serve as Chief Executive Officer of the Borrower, provided, however,

            (a) such death, disability, or failure of said Key Executive shall not constitute an "Event of Default" until Ninety (90) days after such occurrence and, unless the Agent sooner waives such Event of Default, or gives written notice of the acceleration of the Liabilities (as to which, see Proviso
(b), below), such death, disability, or failure shall cease to be an "Event of Default" One Hundred Twenty (120) days after its having occurred; and

            (b) the Agent shall not accelerate the Liabilities on account of such death, disability, or failure, except upon and with Thirty (30) days written notice given at any time during the "window" period described in Proviso
(a), above.

      10-18. Change in Control. Any Change in Control.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:

      In addition to all of the rights, remedies, powers, privileges, and discretions which the Agent is provided prior to the occurrence of an Event of Default, the Agent shall have the following rights and remedies upon the occurrence, and during the continuance, of any Event of Default.

      11-1. Rights of Enforcement. The Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies:

            (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

            (b) To take possession of all or any portion of the Collateral.

            (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such

                                                                    Exhibit 10.4


preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

            (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

            (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

            (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

      11-2. Sale of Collateral.

            (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.

            (b) The Agent, in the exercise of the Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

            (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Borrower with such notice as may be practicable under the circumstances), the Agent shall give the Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.

                                                                    Exhibit 10.4


            (d) The Agent and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article (to the extent permitted by applicable law).

            (e) The Agent shall apply the proceeds of any exercise of the Agent's Rights and Remedies under this Article 11 towards the Liabilities in the following order:

      First: To all costs and expenses incurred by the Agent under this Agreement, or any other Loan Document, including all Costs of Collection.

      Second: To the extent that the Lenders are entitled to reimbursement for costs and expenses as provided in this Agreement, to each Lender, that Lender's costs and expenses described in Section 14-7 hereof.

      Third: To each Lender (based upon its respective Commitment Percentage), accrued and unpaid interest on the Revolving Credit Loans until all accrued and unpaid interest on the Revolving Credit Loans has been paid in full.

      Fourth: To each Lender (based upon its respective Commitment Percentage), until the unpaid principal balance of the Revolving Credit Loans has been paid in full.

      Fifth: To each Lender and the Agent, pro rata, until the remaining balance of all fees (including L/C Fees, Line (Unused Fees), Agent's fees, and Early Termination Fees) have been paid in full.

      Sixth: As provided under applicable law, to each Person then entitled thereto.

      11-3. Occupation of Business Location. In connection with the Agent's exercise of the Agent's rights under this Article 11, the Agent may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Agent be liable to the Borrower for use or occupancy by the Agent of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies, except for such charges which

                                                                    Exhibit 10.4


are incurred as a result of the Agent's gross negligence or willful misconduct.

      11-4. Grant of Nonexclusive License. The Borrower hereby grants to the Agent a royalty free nonexclusive irrevocable license, exercisable upon the occurrence, and during the continuance, of an Event of Default, to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory. In exercising its rights under such license, the Agent shall use reasonable efforts to preserve and maintain any such trademark, trade name, or logo, but nothing contained herein shall obligate the Agent to undertake (or refrain from undertaking) any specific action and the Agent and the Lenders shall, under no circumstances, have any liability to the Borrower, except for such which are a result of the Agent's gross negligence or willful misconduct.

      11-5. Assembly of Collateral. The Agent may require the Borrower to assemble the Collateral and make it available to the Agent at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Agent and Borrower.

      11-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the " AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agent's Rights and Remedies and all of the Agent's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

                                                                    Exhibit 10.4


ARTICLE 12 - NOTICES:

      12-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:
                        BankBoston Retail Finance Inc.
                        40 Broad Street
                        Boston, Massachusetts 02109
                        Attention   :  Elizabeth Ratto
                                       Director
                        Fax         :  617 434-4339

      With a copy to:
                        Riemer & Braunstein
                        Three Center Plaza
                        Boston, Massachusetts  02108
                        Attention   :  David S. Berman, Esquire
                        Fax         :  617 723-6831

If to the Borrower:
                        MSS-Delaware, Inc.
                        11 Penn Plaza
                        New York, New York 10001
                        Attention   :  Julian R. Geiger
                        Fax         : (212) 494-6818

      With a copy to:
                        Kirkland & Ellis
                        655 Fifteenth Street, N.W.
                        Washington, D.C. 20005
                        Attention   :  Richard L. Perkal, Esquire
                        Fax:        :  (202) 879-5200

      12-2. Notice Given.

            (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                  (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

                  (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                                                                    Exhibit 10.4


                  (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                  (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

            (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM:

      13-1. Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-5(h) hereof) until the Termination Date.

      13-2. Effect of Termination. On the Termination Date, the Borrower shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities (other than indemnities, not then due and payable, which survive repayment of the Revolving Credit Loans and L/Cs and termination of the Commitments), including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balance of the Facility Fee; any accrued and unpaid Line Fee; any payments due on account of the indemnification obligations included in Section 2-9(e); and all unreimbursed costs and expenses of the Agent and of each Lender for which the Borrower is responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Agent. Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Agent and any Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities (other than indemnities, not then due and payable, which survive repayment of the Revolving Credit Loans and L/Cs and termination of the Commitments) shall have been paid in full. The release by the Agent of the security and other collateral interests granted the Agent by the Borrower hereunder may be upon such conditions and indemnifications as the Agent may reasonably require to protect the Agent and the Lenders against and chargebacks, credits, returned items and any other

                                                                    Exhibit 10.4


reversal of payments which had been received by the Agent and the Lender and applied toward such Liabilities.

ARTICLE 14 - GENERAL:

      14-1. Protection of Collateral. The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. With the Borrower's prior approval (which shall not be unreasonably delayed or withheld), the Agent may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Agent.

      14-2. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Agent and each Lender and the respective successors and assigns of each provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Agent or any Lender, in accordance with the provisions of Section 2-23 hereof, assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

      14-3. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

      14-4. Amendments.  Course of Dealing.

            (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan

                                                                    Exhibit 10.4


Document. No change made by the Agent in the manner by which Availability is determined shall obligate the Agent to continue to determine Availability in that manner.

            (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent, then by a duly authorized officer thereof). Notwithstanding the foregoing, the Borrower recognizes that the Agent's right to undertake any of the actions described in this Section 14-4(b) is subject to the voting rights provisions of the Agency Agreement among the Agent and the Lenders, as more specifically described in
EXHIBIT 2-22. Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

      14-5. Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

      14-6. Application of Proceeds. Except as otherwise provided in Section 11-2(e) hereof, the proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

      14-7. Costs and Expenses of Agent and Of Lenders.

            (a) The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Agent in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or

                                                                    Exhibit 10.4


hereafter arising, and all other reasonable expenses which may be incurred by the Agent in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, all out- of-pocket costs incurred in syndicating the credit facility, and all other costs and expenses of the Agent which relate to the credit facility contemplated hereby.

            (b) The Borrower shall pay on demand all costs and expenses (including attorneys' reasonable fees) incurred, following the occurrence, and during the continuance, of any Event of Default, by each Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as any such costs and expenses in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

            (c) The Borrower authorizes the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

            (d) The undertaking on the part of the Borrower in this Section 14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14-7.

      14-8. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Agent or any Lender may be reproduced by that Person or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and that Person may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

      14-9. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

                                                                    Exhibit 10.4


      14-10. Consent to Jurisdiction.

            (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the non- exclusive jurisdiction of the aforesaid courts.

            (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective ten
(10) Business Days after such mailing.

            (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted in the aforesaid courts under any of the Loan Documents.

            (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

            (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

      14-11. Indemnification. The Borrower shall indemnify, defend, and hold the Agent and each Lender and any employee, officer, or agent of any of the foregoing (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities with the Agent, or any Lender (each, an "Indemnified Claim") other than any claim resulting from the gross negligence or willful misconduct of such Indemnified Person. Each Indemnified Claim may be defended, compromised, settled, or pursued by the Indemnified Person with

                                                                    Exhibit 10.4


counsel of the Agent's selection (and if such Indemnified Claim is brought by a Person other than the Borrower, any guarantor or endorser of the Liabilities or any Affiliate of the Borrower, after consultation with (but not approval of) the Borrower regarding the selection of such counsel), but at the expense of the Borrower, provided that any Indemnified Claim may not be settled without the consent of the Borrower (which shall not be unreasonably withheld or delayed) if as the result of any such settlement the Borrower will be obligated to make any payment (other than reimbursement of the reasonable costs and expenses of the Indemnified Person). This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 14-11.

      14-12. Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

            (a) Words in the singular include the plural and words in the plural include the singular.

            (b) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

            (c) The words "includes" and "including" are not limiting.

            (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

            (e) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

            (f) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                                                                    Exhibit 10.4


            (g) The words "may not" are prohibitive and not permissive.

            (h) The word "or" is not exclusive.

            (i) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

            (j) The symbol "$" refers to United States Dollars.

            (k) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

            (l) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

            (m) Except as otherwise specifically provided, all references to time are to Boston time.

            (n) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                  (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and
      (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                  (ii) The word "from" means "from and including".

                  (iii) The words "to" and "until" each mean "to, but excluding".

                  (iv) The word "through" means "to and including".

            (o) References to "presently", "currently", "effective date of this Agreement", and other similar expressions mean the date of this Agreement.

            (p) The term "upon the occurrence, and during the continuance, of an Event of Default", "upon the occurrence, and during the continuance, of Default Interest Event" and any other similar term means the occurrence of an Event of Default or a Default Interest Event which has not been (i) waived by the Agent and the Lenders, or (ii) resolved to the reasonable satisfaction

                                                                    Exhibit 10.4


of the Agent. For purposes hereof, an Event of Default shall be deemed "resolved to the reasonable satisfaction of the Agent" if (A) the Agent and the Lenders have not theretofore exercised any of their rights and remedies on account of the existence of such Event of Default, and (B) the matter giving rise to such Event of Default has been fully remediated by the Borrower, provided, however, that (1) nothing contained herein shall furnish the Borrower with any additional cure periods beyond those set forth in Article 10, if any, prior to an event constituting an "Event of Default", (2) notwithstanding the foregoing, any Event of Default under Sections 5-12, Article 7, or Sections 10-1, 10-2, 10-11, or 10-12 hereof may only be waived by the Agent and the Lenders and shall not ever be deemed "resolved to the reasonable satisfaction of the Agent", and (3) the Borrower may not resolve any occurrences which constitute Events of Default to the reasonable satisfaction of the Agent on more than four (4) occasions in any fiscal year.

            (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

      14-13. Intent. It is intended that:

            (a) This Agreement take effect as a sealed instrument.

            (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Agent.

            (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

            (d) All reasonable costs and expenses (other than overhead costs) incurred by the Agent and, to the extent provide in Section 14-7, each Lender in connection with such Person's relationship(s) with the Borrower shall be borne by the Borrower.

            (e) Unless otherwise explicitly provided herein, the Agent's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Agent in its reasonable discretion and without reference to Section 2- 16 hereof.

      14-14. Right of Set-Off. Any and all deposits (other than Trust Deposit Accounts) or other sums at any time credited by or due to the Borrower from the Agent, any Lender, or any participant (a "PARTICIPANT") in the credit facility contemplated hereby or any from any Affiliate of the Agent, any Lender, or any

                                                                    Exhibit 10.4


Participant and any cash, securities, instruments or other property of the Borrower in the possession of the Agent, any Lender, any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Agent and each Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent, any Lender, or any Participant or any such Affiliate.

      14-15. Maximum Interest Rate. Regardless of any provision of any Loan Document, none of the Agent or any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

      14-16. Waivers.

            (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14-16(b), below, knowingly, voluntarily, and intentionally, and understands that the Agent and each Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

            (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                  (i) Except as otherwise specifically required hereby, and to the extent permissible under applicable law, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (ii) Except as otherwise specifically required hereby, and to the extent permissible under applicable law, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY LENDER OR IN WHICH THE AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT),

                                                                    Exhibit 10.4


      WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE AGENT OR ANY LENDER (AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                  (iv) Except to the extent that such may not be waived under applicable law, the benefits or availability of any stay, limitation, hindrance, delay, or restriction with respect to any action which the Agent may or may become entitled to take hereunder.

                  (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (vi) Any claim against the Agent or any Lender to consequential, special, or punitive damages.

      14-17. Confidentiality. The Agent and each Lender shall keep, and shall cause its officers, directors, employees, affiliates and attorneys to keep, all financial statements, reports and other proprietary information furnished to it by the Borrower (hereinafter collectively, the "Information") confidential and shall not disclose such Information, or cause such Information to be disclosed, to any Person, provided, however, that (i) the Information may be disclosed to the Agent's and each Lender's officers, directors, employees, affiliates, attorneys and other advisors as need to know the Information in connection with the Agent's and each Lender's administration of the Liabilities; (ii) the Information may be disclosed to any regulatory or other governmental authorities having jurisdiction over the Agent or any Lender as required in connection with the exercise of their regulatory activity; (iii) the Information may be disclosed to any prospective Assignee or Participant, who has agreed to be bound by the provisions of this Section 14-17; (iv) the Information may be disclosed in connection with the enforcement of the Liabilities by the Agent or any Lender to the

                                                                    Exhibit 10.4


extent required in connection therewith; and (v) the Information may otherwise be disclosed to the extent required by law.




                                                            MSS-DELAWARE, INC.
                                                                  ("BORROWER")

                                           By  /s/ John S. Mills
                                               _________________________________

                                   Print Name:  John S. Mills
                                               ________________________________

                                        Title:  SVP CFO
                                               ________________________________



                                                BANKBOSTON RETAIL FINANCE INC.
                                                                     ("AGENT")

                                           By  /s/ Daniel J. Williams
                                              _________________________________

                                   Print Name:  Daniel J. Williams
                                               ________________________________

                                        Title:  Loan Officer
                                               ________________________________


                                 The "LENDERS"

                                           BANKBOSTON RETAIL FINANCE INC.


                                           By  /s/ Daniel J. Williams
                                               _______________________________

                                   Print Name:  Daniel J. Williams
                                               ________________________________

                                        Title:  Loan Officer
                                                ________________________________


                                           IBJ SCHRODER BUSINESS CREDIT
                                           CORPORATION


                                           By  /s/ Thomas M. Bayer
                                               _________________________________

                                   Print Name:  Thomas M. Bayer
                                                ________________________________

                                        Title:  Senior Vice President
                                                ________________________________